UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20459

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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PAB BANKSHARES, INC.
_____________________________________________________
 (Name of Registrant as Specified in Its Charter)

_____________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PAB BANKSHARES, INC.
3250 North Valdosta Road
Valdosta, Georgia 31602
(229) 241-2775
NASDAQ: PABK
______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 23, 2009
______________

To the Shareholders of PAB Bankshares, Inc.:

The Annual Meeting of Shareholders (the “Annual Meeting”) of PAB Bankshares, Inc. (the “Company”) will be held at the Company's offices located at 3250 North Valdosta Road, Valdosta, Georgia 31602 on Tuesday, June 23, 2009 at 10:00 a.m., local time, for the following purposes:

1.	To elect four members to the Board of Directors to serve three-year terms expiring at the Annual Meeting of Shareholders in 2012.

2.	To approve the issuance of Common Stock upon conversion of the Series A Preferred Stock and Series B Preferred Stock and upon exercise of the Warrants.

3.	To ratify the appointment of Mauldin & Jenkins, LLC as our independent auditors for the fiscal year 2009.

4.	To consider such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has set April 24, 2009 as the record date for the Annual Meeting.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

/s/ James L. Dewar, Jr.
James L. Dewar, Jr.
Chairman of the Board

Valdosta, Georgia
May 26, 2009

YOUR PROXY IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE.  YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

PROXY STATEMENT

PAB BANKSHARES, INC.
3250 North Valdosta Road
Valdosta, Georgia 31602
(229) 241-2775
NASDAQ: PABK

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PAB Bankshares, Inc. (the “Company”) of proxies from the shareholders of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 23, 2009 at 10:00 a.m., local time, at the Company’s offices located at 3250 North Valdosta Road, Valdosta, Georgia 31602.  The Company operates through its bank subsidiary, The Park Avenue Bank (the “Bank”).

The enclosed proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Annual Meeting.  The proxy may be revoked by the person giving it at any time before its exercise, either by notice to the Secretary of the Company, by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person.  All shares represented by valid proxies received pursuant to this solicitation and not revoked before their exercise will be voted in the manner specified therein.  If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of each of the proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Annual Meeting.

This Proxy Statement and the enclosed proxy card are being mailed to the Company’s shareholders on or about May 26, 2009.

The Board of Directors of the Company has set April 24, 2009 as the record date for the Annual Meeting.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.  As of April 24, 2009, there were 9,324,407 shares of common stock of the Company issued and outstanding.

In order to establish a quorum for the transaction of business at the Annual Meeting, the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting must be present in person or represented by proxy.  Abstentions will be treated as present for purposes of determining a quorum.  Shares held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares (“broker non-votes”), will also be treated as present for quorum purposes.  Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting.

In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication.  The costs of solicitations of proxies for the Annual Meeting will be borne by the Company. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals.  We have engaged Morrow & Co., LLC to assist in distributing proxy materials, soliciting proxies and in performing other proxy solicitation services for a fee of $6,500 plus their out-of-pocket expenses.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 23, 2009.

     In accordance with rules adopted by the United States Securities and Exchange Commission (“SEC”), the Company is also making this proxy statement and its Annual Report available to stockholders electronically via the Internet. To access this proxy statement and the Company’s annual report on Form 10-K on the Internet please visit www.parkavebank.com/proxy.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The Company’s Board of Directors has nominated four persons for election as directors at the Annual Meeting to hold office until the 2012 Annual Meeting of Shareholders.  Each person nominated shall hold office until the term of the class of directors for which he has been elected expires and until his successor is duly elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal.

The members of the Company’s Board of Directors are elected by the shareholders.  The directorships of the Company are divided into three classes, with the members of each class generally serving three-year terms.  The Company’s Board of Directors presently consists of 14 members.  However, Joe P. Singletary, Jr. will retire at the Annual Meeting and therefore will not stand for re-election. Thompson Kurrie, Jr. was appointed to the Board of Directors on March 31, 2009 and M. Burke Welsh, Jr. retired from the Board of Directors on April 6, 2009.  Accordingly, the size of the Board will be reduced from 14 members to 13 members to eliminate any vacancy on the Board.  The Company’s Board of Directors has nominated four persons for election as directors at the Annual Meeting to hold office until the 2012 Annual Meeting of Shareholders.  Each person nominated shall hold office until the term of the class of directors for which he has been elected expires and until his successor is duly elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal.  The four director nominees and the nine incumbent members of the Board of Directors are listed below.

Nominees with Term Expiring at the 2012 Annual Meeting:
Walter W. Carroll, II
James L. Dewar, Jr.
Thompson Kurrie, Jr.
John E. Mansfield, Jr.
Directors with Term Expiring at the 2011 Annual Meeting:
R. Bradford Burnette
Michael H. Godwin
Kennith D. McLeod
Paul E. Parker

Directors with Term Expiring at the 2010 Annual Meeting:
James W. Godbee, Jr.
James B. Lanier, Jr.
Douglas W. McNeill
F. Ferrell Scruggs, Sr.
David K. Williams

Vote Required

If for any reason any nominee should become unable or unwilling to accept nomination or election, the persons voting the proxies will vote for the election of another nominee designated by the Company’s Board of Directors.  Management of the Company has no reason to believe that any nominee will not serve, if elected. With regard to the election of directors, votes may be cast for, or votes may be withheld from, each nominee.  The proposal to elect directors to serve as members of the Company’s Board of Directors requires the affirmative vote of a plurality of the shares of common stock of the Company present, in person, or represented by proxy at the Annual Meeting.  Votes that are withheld, abstentions, and broker non-votes will have no effect on the election of directors.

Set forth below is information about each nominee for election to a term of office expiring at the 2012 Annual Meeting of Shareholders and each incumbent director whose term of office expires at the Annual Meetings of Shareholders in 2010 or 2011.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
ELECT AS DIRECTORS THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION AS DIRECTORS
Term Expiring at the 2012 Annual Meeting of Shareholders

WALTER W. CARROLL, II
Real Estate Investor
Director since 1989
Age 61

Mr. Carroll is the owner of Carroll Investment Group, LLC, a commercial real estate brokerage firm in Valdosta, Georgia.  From June 2005 to December 2006, Mr. Carroll worked as a real estate broker for Coldwell Banker Premier Real Estate.  Mr. Carroll served as Vice President of Business Development for the Bank from April 2002 through June 2005 and has served as a director of the Bank since 1989.  Mr. Carroll worked as a commercial real estate agent from 1998 to 2002.  He also served as an executive officer and an owner of Sunset Farm Foods, Inc. from 1971 to 1997.  Mr. Carroll has served as a member of the Bank’s Loan Committee since 2001.  Prior to his term of employment with the Bank, Mr. Carroll also served as a member of the Company’s Audit Committee from 1989 until April 2002.

JAMES L. DEWAR, JR.
Real Estate Developer
Director since 1982
Age 66

Mr. Dewar is Chief Executive Officer of Dewar Properties, Inc. and President of Dewar Realty, Inc. in Valdosta, Georgia where he has been actively involved in various facets of real estate development, construction and management for the past 34 years.  Mr. Dewar served as interim President and Chief Executive Officer of the Company from August 2004 to February 2005.  Mr. Dewar has served as Chairman of the Board of Directors of the Company and the Bank since 2003, a member of the Bank’s Loan Committee since 2001, and a member of the Company’s Compensation Committee since March 2005.  Mr. Dewar has also served as a director of the Bank since 1969.

THOMPSON KURRIE, JR.
Attorney
Director since 2009
Age 60

Mr. Kurrie is a partner practicing in the areas of corporate and banking law and commercial real estate development with Coleman Talley LLP where he has been a partner since 1986.  Prior to joining Coleman Talley LLP, Mr. Kurrie was a tax partner with Price Waterhouse Coopers, an Assistant Professor of Accounting and Taxation at Valdosta State University, and the Chief Financial Officer and Treasurer of Griffin Corporation.  Mr. Kurrie received his Bachelor of Business Administration degree from Emory University, his Masters of Business Administration from Georgia State University and his Juris Doctor degree from Emory Law School.  Mr. Kurrie has served as counsel to the Company and the Bank and previously served as a member of the Board of Directors of the Company and the Bank from 1989 to January 2003.  In April 2009, Mr. Kurrie was appointed to serve as a Vice Chairman of the Company’s Board of Directors.

JOHN E. MANSFIELD, JR.
Real Estate Investor
Director since 2005
Age 53

Mr. Mansfield is President of Indigo Land Company, a real estate investment firm located in Alpharetta, Georgia.  Mr. Mansfield is also a partner in Dominion Capital Management, an equity financing group located in Atlanta, Georgia.  Prior to serving in his current capacities, Mr. Mansfield was the managing partner of Onyx-Mansfield Energy from 1998 to 2001; the founder and President of Onyx Petroleum from 1986 to 1998; the Vice President of Mansfield Oil Company from 1978 to 1984, and the President of Kangaroo Convenience Stores from 1981 to 1985, all of which were located in Gainesville, Georgia.  In January 2005, Mr. Mansfield was elected to the Board of Directors of the Company and the Bank, and he was appointed to serve on the Bank’s Loan Committee.  In March 2005, Mr. Mansfield was appointed to serve on the Company’s Compensation Committee.

INCUMBENT DIRECTORS CONTINUING IN OFFICE
Term Expiring at the 2011 Annual Meeting of Shareholders

R. BRADFORD BURNETTE
Retired Bank Executive
Director since 1982
Age 69

Mr. Burnette retired from the Company and the Bank where he served as President and Chief Executive Officer of the Company since its founding in 1982 until his retirement in 2001, as the Chief Executive Officer of the Bank from 1990 to 1997, as President of the Bank from 1983 to 1990, and as Executive Vice President of the Bank from 1968 to 1982.  Mr. Burnette has served as a director of the Bank since 1968.  Mr. Burnette served as Chairman of the Board of Directors of the Company and the Bank from February 2000 to March 2003.  Mr. Burnette has served as a member of the Bank’s Loan Committee since 2001, as Chairman of the Company’s Governance Committee from February 2005 until it was dissolved in October 2008, as a member of the Company’s Executive Committee since its inception in August 2008, as an ex-officio member of the Company’s Compensation Committee from March 2005 to December 2007, and as a voting member of the Company’s Compensation Committee since January 2008.  Mr. Burnette is also a director of Nexity Bank and its holding company, Nexity Financial Corporation, a publicly-traded company headquartered in Birmingham, Alabama.

MICHAEL H. GODWIN
Real Estate Executive
Director since 2002
Age 51

Mr. Godwin is the President and Chief Executive Officer of Ambling Companies, Inc. and affiliated companies, a real estate development, construction and management company headquartered in Valdosta, Georgia.  Mr. Godwin is a member of the Board of Directors of the National Multi-Housing Council.  Mr. Godwin has served as a director of the Bank since 2000.  Mr. Godwin has served as a member of the Bank’s Loan Committee since 2003, as Chairman of the Company’s Compensation Committee since March 2005, as a member of the Company’s Nominating and Governance Committee from March 2004 to February 2005 when it was dissolved, and as a member of the Company’s Nominating Committee since February 2005.

KENNITH D. MCLEOD
Certified Public Accountant
Director since 1999
Age 62

Mr. McLeod is a self-employed certified public accountant in Hazlehurst, Georgia.  Mr. McLeod is also the principal owner and Chief Executive Officer of Hazlehurst Main Street, Inc. and Medallion Investment Group, LLC, both of which are involved in commercial and industrial real estate ownership and management.  He has served as a director of the Bank since 2001, and he served as a director of Baxley Federal Savings Bank from 1985 until its merger into the Bank in March 2002.  Mr. McLeod has also served as a member of the Company’s Audit Committee since 2000.

PAUL E. PARKER
Bakery Executive
Director since 1998
Age 60

Mr. Parker is a director and the Vice President of Claxton Bakery, Inc., a family owned wholesale bakery located in Claxton, Georgia, and the Vice President of ADMP Enterprises, Inc., a commercial real estate management company.  Mr. Parker was a founding director of Eagle Bancorp, Inc., the holding company for Eagle Bank and Trust, of Statesboro, Georgia, from 1990 to 1998, when it was acquired by the Company.  He has served as a director of the Bank since 2001 and as a director and Vice Chairman of Eagle Bank and Trust from its founding in 1990 until its merger into the Bank in January 2002.  Mr. Parker has served as a member of the Company’s Audit Committee since 1998.  Mr. Parker is also a director of The Claxton Bank and its holding company, Southern Bankshares, Inc., located in Claxton, Georgia.

INCUMBENT DIRECTORS CONTINUING IN OFFICE
Term Expiring at the 2010 Annual Meeting of Shareholders

JAMES W. GODBEE, JR
Certified Public Accountant
Director since 2008
Age 42

Mr. Godbee is a partner with Henderson & Godbee, LLP, a certified public accounting firm in Valdosta, Georgia.  Prior to becoming a partner in 2000, he worked as a Tax Manager for the firm from October 1997 and worked as a Tax Manager for Bearden & Smith, PC, an accounting firm in Atlanta, Georgia from December 1992 to October 1997.  He has served as an advisory director of the Bank’s Valdosta Market Advisory Board since 2000, and  served as the Chairman of that Advisory Board from January 2008 to December 2008.He also currently serves as a member of the Valdosta Housing Authority Board and the South Georgia Medical Center Foundation Board.

JAMES B. LANIER, JR.
Consultant Forester
Director since 1998
Age 62

Mr. Lanier is an owner of Lanier-Brookins, Inc., a forestry-consulting firm. Mr. Lanier was a founding director of Eagle Bancorp, Inc., the holding company for Eagle Bank and Trust, of Statesboro, Georgia, from 1990 to 1998, when it was acquired by the Company.  He has served as a director of the Bank since 2001 and as a director of Eagle Bank and Trust from its founding in 1990 until its merger into the Bank in January 2002.  Mr. Lanier has served as a member of the Company’s Audit Committee since April 2002 and as a member of the Company’s Governance Committee from February 2005 until its dissolution in 2008.

DOUGLAS W. MCNEILL
Retired Real Estate Executive
Director since 2005
Age 66

Mr. McNeill is a director of Case Pomeroy and Company, Inc. and subsidiaries, a private company.  In December 2007, he retired as President of Case Pomeroy Properties, a real estate development and investment firm located in Jacksonville Beach, Florida.   Mr. McNeill has been involved in the real estate industry for more than 30 years as a senior level executive directing multi-million dollar developments and investments.  He also serves as a director of the Real Estate Advisory Committee of the Reinhold Corporation and a member of the Investment Committee of the Woodbridge Corporation.  In addition, he is a director of Kent State University Foundation and the University of North Florida Foundation and a past director of Leadership Florida and the Florida Chamber of Commerce.  Since March 2005, Mr. McNeill has served on the Bank’s Loan Committee and the Company’s Compensation Committee.  In April 2007, Mr. McNeill was elected to serve as a Vice Chairman of the Company’s Board of Directors.

F. FERRELL SCRUGGS, SR.
Retired Construction Executive
Director since 1989
Age 70

In 2002, Mr. Scruggs retired as Chairman of the Board of Directors of The Scruggs Company, a road construction company headquartered in Valdosta, Georgia, where he had worked for 37 years.  Mr. Scruggs also served as the Vice President and Secretary of Civiltec, Inc., another road construction company, from 2002 until 2003.  Mr. Scruggs was a director of the Bank from 1989 until 1999 and was reelected as a director in 2001.  He has served as Chairman of the Bank’s Loan Committee since 2002 and as a member since 2001, as Chairman of the Company’s Nominating and Governance Committee from March 2004 to February 2005 when it was dissolved, and as Chairman of the Company’s Nominating Committee since February 2005.

DAVID K. WILLIAMS
Real Estate Executive
Director Since 2007
Age 49

Mr. Williams is President of Killearn Properties, Inc. of Georgia and Vice President and director of its parent company, Killearn, Inc.  Mr. Williams has served in various management capacities with Killearn and related entities since 1983.  From 1993 to 1997, Mr. Williams served as Chief Financial Officer of Killearn Properties, Inc. when it was listed on the American Stock Exchange.  No longer listed and currently headquartered in Stockbridge, Georgia, Killearn, Inc. and its related entities have developed golf course communities in Metro Atlanta, North Georgia and Tallahassee, Florida over the past four decades.  Mr. Williams is also a director of the Henry County Council for Quality Growth and is a director of the Georgia Horseman’s Association.  Mr. Williams has been a director of the Company since May 2007 and has served on the Bank’s Loan Committee since July 2007 and the Company’s Audit Committee since May 2007.

There are no family relationships between any of the directors or executive officers of the Company or its subsidiaries.  However, the following family relationships exist between certain directors and an officer of the Bank and certain non-fiduciary advisory directors of the Bank.

•	R. Bradford Burnette, a director of the Company, is the father-in-law of Jeffery E. Hanson, the Valdosta/Lowndes County Market President of the Bank.

•	Paul E. Parker, a director of the Company, is the brother of W. Dale Parker, a member of the Statesboro Advisory Board of the Bank.

PROPOSAL TWO:
APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK AND UPON EXERCISE OF THE WARRANTS

Background

Similar to many financial institutions across the United States, our operations have been significantly impacted by the current economic crisis.  In an effort to strengthen our capital position, we have commenced two private placements for shares of our preferred stock.  We believe a strengthened capital position will provide us with the flexibility to address our nonperforming assets, whether we choose to dispose of such assets or hold such assets until market conditions improve.  On March 5, 2009, we entered into investment agreements (the “Series A Investment Agreements”) with certain purchasers to purchase shares of our Series A Preferred Stock (the “Series A Private Placement”).  The Series A Private Placement raised in the aggregate approximately $10,305,000, approximately $7,305,000 of which was invested by officers, directors and affiliates of the Company.  Following the Series A Private Placement, on April 28, 2009, we commenced a private placement for up to $20 million of our Series B Preferred Stock (the “Series B Private Placement”).  Our Board of Directors may authorize an increase in the size of the offering to an amount greater than $20 million, thus increasing the number of shares to be issued in the Series B Private Placement if they deem it to be in the best interests of the Company and its shareholders.  The Series A Private Placement and the Series B Private Placement are expected to close by the end of the second quarter of 2009, at which time the Preferred Stock will be issued pursuant to the respective investment agreements with the Company. The Series B Investment Agreements, together with the Series A Investment Agreements, are herin referred to as the “Investment Agreements”).

Our Board of Directors has unanimously adopted resolutions declaring it advisable and in the best interests of the Company and its shareholders to approve the issuance of Common Stock upon conversion, from time to time in accordance with their repsective terms, of the Series A Preferred Stock and Series B Preferred Stock (collectively, the “Preferred Stock”) and the issuance of Common Stock upon exercise, from time to time in accordance with their terms, of the Warrants, to be issued upon the conversion of the Preferred Stock. The Board of Directors further directed that the proposed actions be submitted for consideration of the Company’s shareholders at the Annual Meeting.

Because our Common Stock is listed on the NASDAQ Global Select Market, we are subject to the NASDAQ rules and regulations. NASDAQ Listing Rule 5635 requires shareholder approval prior to any issuance or sale of Common Stock, or securities convertible into or exercisable for Common Stock, in any transaction or series of transactions if the Common Stock has, or will have upon issuance, voting power equal to, or in excess of, 20% of the voting power outstanding before the issuance of such shares or of securities convertible into or exercisable for Common Stock, or if the number of shares of Common Stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance, unless the sale or conversion price is greater than the greater of (a) the pre-transaction trading price of the Common Stock as reported on NASDAQ and (b) our book value.

The proposed issuance of Common Stock upon conversion of the Preferred Stock and exercise of the Warrants falls under this NASDAQ rule because the Common Stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants will exceed 20% of both the voting power and the number of shares of our Common Stock outstanding before the issuance, and none of the exceptions to this NASDAQ rule are applicable to these transactions.

The purpose of our seeking shareholder approval of this Proposal Two is to satisfy the Company’s obligations under the Investment Agreements in connection with its sale and issuance of the Preferred Stock and Warrants, and to allow the conversion, from time to time in accordance with their respective terms, of the Preferred Stock into, and the exercise of the Warrants for, shares of our Common Stock, in each case, in compliance with the NASDAQ rule described above.

In the event that Proposal Two is not approved by the shareholders at the Annual Meeting, we have agreed to include a proposal to approve such proposal (and our Board of Directors shall recommend approval of such proposal) at a meeting of our shareholders no less than once in each subsequent six-month period following the Annual Meeting until such approvals are obtained or made.

The securities offered in the Series A Private Placement and Series B Private Placement have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE PREFERRED STOCK, AND EXERCISE OF THE WARRANTS.

Description of the Investment Agreements

This description of the Investment Agreements is a summary of the material terms of such agreements and does not purport to be a complete description of all of the terms of such agreements. Shareholders can find the Form of Investment Agreement for the Series A Preferred Stock which was filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the period ended March 31, 2009 and further information about the private sale of the Series A Preferred Stock in our Current Report on Form 8-K dated March 5, 2009, both of which were filed with the Securities and Exchange Commission (the “SEC”).  For more information about accessing the Quarterly Report of Form 10-Q, the Current Report on Form 8-K and the other information we file with the SEC, see “Where You Can Find More Information” below.

As described above, the purchasers have entered or will enter into the Investment Agreements with the Company to purchase the Preferred Stock and the Warrants. The terms of the Series B Investment Agreements are expected to be substantially similar to those of the Series A Investment Agreements.

Representations and Warranties

In the Investment Agreements, we made customary representations and warranties to the purchasers relating to us, our business and the issuance of the Preferred Stock and the Warrants.

Covenants

Pursuant to the Investment Agreements, we have agreed to propose for a vote of the shareholders at the Annual Meeting, the proposal to approve the conversion of the Preferred Stock into, and exercise of the Warrants for, Common Stock for purposes of Rule 5635 of the NASDAQ Listing Rules. In connection with the Annual Meeting, we have agreed to use our reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to the Annual Meeting to be mailed to our shareholders and use our reasonable best efforts to solicit proxies for the Shareholder Approval. In the event that shareholder approval is not obtained at the Annual Meeting, we have agreed to include a proposal to approve (and the Board of Directors will recommend approval of) each such proposal at a meeting of our shareholders no less than once in each subsequent six-month period following the Annual Meeting until all such approvals are obtained.

Under the terms of the Series A Investment Agreements, the proceeds of the Series A Private Placement will be held by the Bank in escrow until the Bank’s total risk-based capital ratio equals or exceeds twelve percent (12%). In calculating the Bank’s risk-based capital ratio, we must exclude any funds received or held in escrow pursuant to the Series A Private Placement.  In the event we are unable to achieve this capital ratio by June 30, 2009, the Company and the purchasers in the Series A Private Placement will enter into a 120-day negotiation period to negotiate the terms of a Stand-By Purchase Agreement whereby the initial purchasers would purchase the Company’s Common Stock in an aggregate value equal to the amount of Series A Preferred Stock subscribed for under the Series A Private Placement.

Description of the Series A Preferred Stock

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock as contained in the Certificate of Designation of the Company relating to the Series A Preferred Stock, the form of which is attached to this proxy statement as Annex A, which we incorporate by reference into this proxy statement. Shareholders are urged to read the Certificate of Designation relating to the Series A Preferred Stock in its entirety.

Voting Rights

Except as required by law, the shares of Series A Preferred Stock do not have any voting rights.

Dividends

We will pay to the holders of the Series A Preferred Stock dividends at the rate of 8% per annum from the Effective Date until December 31, 2009 and 16% per annum thereafter (the “Dividend Rate”).  These dividends will be paid quarterly in arrears on the last day of January, April, July and October of each year, commencing after the Effective Date (each, a “Dividend Payment Date”) to holders of record as they appear on our books on the 15th day of the calendar month immediately preceding the month during which the Dividend Payment Date falls (each a “Record Date”).  The period from and including the Effective Date or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.”

Dividends on the Series A Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series A Preferred Stock for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Company will have no obligation to pay a dividend for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series A Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.  We are currently required to obtain the prior approval of the Federal Reserve to pay dividends on our capital stock including the Series A Preferred Stock and the Series B Preferred Stock.

Limitation on Dividends on Common Stock or other Junior Securities

While any shares of the Series A Preferred Stock are outstanding, if full dividends on all outstanding shares of the Series A Preferred Stock for any Dividend Period have not been declared and paid, or declared and funds set aside for payment thereof, the Company may not declare or pay dividends with respect to, or redeem, purchase or acquire any of its junior securities (defined below) during the next succeeding Dividend Period, other than: (i) redemptions, purchases or other acquisitions of junior securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan; (ii) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and (iii) conversions into or exchanges for other junior securities and cash solely in lieu of fractional shares of the junior securities.

Repurchase of Junior Securities

For so long as the Shareholders’ Meeting (as defined below) shall not have been held, we will not redeem, purchase or acquire any of its junior securities other than: (i) redemptions, purchases or other similar acquisitions of junior securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder purchase plan; and (ii) conversions into or exchanges for other junior securities and cash solely in lieu of fractional shares of the junior securities.

Liquidation Rights

In the event of our liquidation, dissolution, or winding up, whether voluntary or involuntary (a “Liquidation Event”) the holders of the Series A Preferred Stock then outstanding will be entitled to receive out of our assets, or the proceeds thereof, legally available for distribution to our shareholders, but before any payment or distribution shall be made on our Common Stock or any other class of our capital stock ranking junior to the Series A Preferred Stock upon a Liquidation Event a liquidation distribution in the amount of $1,000 per share (the “Liquidation Preference”) plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation.  After payment of the full amount of such Liquidation Preference, the holders of the Series A Preferred Stock will not be entitled to any further participation in any distribution of our assets.

If, upon any Liquidation Event, our assets, or the proceeds thereof, available for distribution among the holders of the Series A Preferred Stock and the holders of shares of all of our other capital stock ranking pari passu with the Series A Preferred Stock is insufficient to pay in full the Liquidation Preference and liquidation payments on all such other parity securities, then all of the assets available, or the proceeds thereof, after payment of any Senior securities, will be distributed among the holders of the Series A Preferred Stock and the holders of the parity securities ratably in accordance with the respective amounts which would be payable on the Series A Preferred Stock if all amounts thereon were paid in full.

Neither our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the the Company’s property or business will constitute its liquidation, dissolution or winding up.

Redemption of the Series A Preferred Stock

The Company, at its option, may redeem, in whole at any time or in part from time to time, and subject to the receipt of the prior approval of the Federal Reserve, the shares of Series A Preferred Stock at the time outstanding, upon notice given to the holders, at a redemption price per share equal to 100% of the Liquidation Preference, together with an amount equal to any dividends that have been declared but not paid prior to the redemption date.

Mandatory Conversion into Common Stock

Effective as of the business day following the date on which the shareholders’ meeting is held and shareholder approval is obtained (the “Shareholders’ Meeting”) to issue the shares of Common Stock, each share of Series A Preferred Stock that remains outstanding shall automatically convert into a number of shares of Common Stock determined by dividing the Liquidation Preference by $3.00 (the “Conversion Price”).  In other words, each share of Series A Preferred Stock will be converted into 333.3 shares of Common Stock, rounded down to the nearest whole share and subject to certain adjustments described below.  In the event that shareholder approval of the issuance of Common Stock upon conversion of the Series A Preferred Stock is obtained prior to the issuance of the Series A Preferred Stock, the Series A Preferred Stock will convert into Common Stock immediately upon issuance.

Certificates.  As soon as practicable after the surrender of the certificate or certificates for the shares of Series A Preferred Stock that have been converted, we will issue and deliver, or cause to be issued and delivered, to the converting holder a certificate or certificates representing the number of whole shares of Common Stock issuable by reason of such conversion, registered in such name or names and such denominations as the converting holder has specified, subject to compliance with applicable laws to the extent such designation shall involve a transfer.

Fractional Shares.  No fractional shares of Common Stock will be issued upon conversion of the Series A Preferred Stock.  If any fractional interest in a share of Common Stock would result from the conversion of the Series A Preferred Stock surrendered for conversion, in lieu of issuing fractional shares, we will pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Conversion Price on the business day next preceding the effective time of conversion.

Adjustments to Conversion Price.  The applicable Conversion Price for the Series A Preferred Stock will be subject to adjustment from time to time as follows:

Anti-Dilution Adjustments. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon conversion of the Series A Preferred Stock will be proportionately increased. If the Company combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon conversion of the Series A Preferred Stock will be proportionately decreased.

Merger or Consolidation.  If there is a reorganization, or a merger or consolidation of the Company with or into any other entity which results in a conversion, exchange, or cancellation of our Common Stock, or a sale of all or substantially all of our assets, on a consolidated basis (except for sales or dispositions to a parent or a wholly owned subsidiary of the Company), upon any subsequent conversion of the Series A Preferred Stock, each holder of the Series A Preferred Stock then outstanding will have the right thereafter to convert the shares of Series A Preferred Stock into the kind and amount of securities, cash, and other property or assets which the holder would have received if the holder had converted the shares of Series A Preferred Stock into Common Stock immediately prior to the first of these events and had retained all the securities, cash, and other property or assets received as a result of those events.

Conversion Limitation. Any purchaser will not be entitled to receive shares of Common Stock upon conversion of the Series A Preferred Stock to the extent (but only to the extent) that such receipt would cause such purchaser to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of Common Stock outstanding at such time; provided, however, that if prior to such conversion such purchaser was, directly or indirectly, a beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time, such purchaser will be entitled to receive shares of Common Stock upon the conversion of the Series A Preferred Stock.

Reservation of Shares of Common Stock.  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series A Preferred Stock, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. The number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

NASDAQ Listing. The Company agrees that, if at any time the Common Stock is listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series A Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit us to defer the listing of such Common Stock until the conversion of Series A Preferred Stock into Common Stock in accordance with the provisions hereof, we will list such Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Issue and Other Taxes.  The issuance of certificates for Common Stock upon conversion of the Series A Preferred Stock will be made without charge to the holders of the Series A Preferred Stock. We will not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any shares of Common Stock in a name other than that in which the shares of the Series A Preferred Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting such issue or delivery has paid to us the amount of any such tax or has established, to our satisfaction, that such tax has been paid.

Description of the Series B Preferred Stock

The Series B Preferred Stock to be sold in the Series B Private Placement contains substantially similar terms as the Series A Preferred Stock, including identical terms regarding voting rights, dividends (including a dividend rate of 8.00% per annum from the date of their issuance until December 31, 2009 and 16.00% per annum thereafter), the limitation on dividends on Common Stock or other Junior Securities, the repurchase of Junior Securities, liquidation rights (including a liquidation preference of $1,000), redemption and mandatory conversion.

The Series B Preferred Stock will automatically convert into shares of Common Stock on the first business day following the date on which the shareholders’ meeting is held and the necessary shareholder vote is obtained to approve the potential issuance of shares of Common Stock upon conversion of the Series B Preferred Stock and exercise of the warrants to be issued upon the conversion of the Series B Preferred Stock.  In the event that shareholder approval of the issuance of Common Stock upon conversion of the Series A Preferred Stock is obtained prior to the issuance of the Series B Preferred Stock, the Series B Preferred Stock will convert into Common Stock immediately upon issuance.  The initial conversion price for the Series B Preferred Stock is also expected to be $3.00, subject to the same adjustments as the Series A Preferred Stock.  The Series B Preferred Stock ranks pari passu with the Series A Preferred Stock, both of which rank senior to the Common Stock in terms of dividend payments and distributions upon liquidation, dissolution and winding up of the Company.

Description of the Warrants

Pursuant to the Investment Agreements, upon conversion of the Preferred Stock we will issue to the purchasers Warrants to acquire Common Stock. Shareholders can find further information about the rights of the holders of Warrants in the form of Warrant attached with this proxy statement as Annex B which we incorporate by reference into this proxy statement.

Issuance Upon Conversion of the Preferred Stock

Upon the conversion of the Preferred Stock into Common Stock, we will issue to the converting purchaser Warrants to purchase a number of shares of Common Stock equal to 30% of the aggregate liquidation value of the Preferred Stock being converted at an exercise price of $3.75 per share (the “Exercise Price”).   Accordingly, for each share of Preferred Stock that is converted into Common Stock, purchasers will receive Warrants to purchase 80 shares of Common Stock.

Certificates

As soon as practicable after the surrender of the Warrant together with a notice of exercise and the payment of the Exercise Price, we will issue and deliver, or cause to be issued and delivered, to the converting holder a certificate or certificates representing the number of whole shares of Common Stock issuable by reason of such exercise, registered in such name or names and such denominations as the converting holder has specified, subject to compliance with applicable laws to the extent such designation shall involve a transfer.

Fractional Shares

No fractional shares of Common Stock will be issued upon exercise of the Warrants.  If any fractional interest in a share of Common Stock would result from the exercise, in lieu of issuing fractional shares, we will pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the exercise price on last trading day preceding the date of exercise.

Adjustments to Exercise Price

The applicable Exercise Price for the Warrants will be subject to adjustment from time to time as follows:

Stock Splits, Subdivisions, Reclassifications or Combinations. In case the Company, at any time: (i) declares and pays a dividend or make a distribution on its Common Stock in shares of Common Stock; (ii) subdivides or reclassifies the outstanding shares of Common Stock into a greater number of shares; or (iii) combines or reclassifies the outstanding shares of Common Stock into a smaller number of shares, the number of shares issuable upon exercise of the Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Common Stock issuable upon the exercise of the Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Common Stock issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

Certain Dividends and Distributions on Common Stock. In the event that the Company pays or makes a dividend or other distribution on its Common Stock to all holders of the Common Stock as a class, payable in securities, evidences of indebtedness, assets, or other property (excluding cash dividends or distributions of cash payable from our retained earnings, dividends payable in its Common Stock, and any dividends or distributions referred to under “Stock Splits, Subdivisions, Reclassifications or Combinations” above, then, and in each such case, the Exercise Price shall be reduced proportionately to reflect such event.  If any such distribution is not made, the Exercise Price shall be adjusted in accordance with the terms of the Warrant.

Certain Issuances of Common Shares or Convertible Securities.  Until the third anniversary of the date the Warrants are issued, if the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the market price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then the Exercise Price and/or number of shares issuable upon conversion shall be adjusted in accordance with the terms of the Warrant.

Certain Repurchases of Common Stock.  In case the Company effects a pro rata repurchase of Common Stock, then the Exercise Price shall be reduced in accordance with the terms of the Warrant.

Business Combinations.  If there is a reorganization, or a merger or consolidation or recapitalization of the Company with or into any other entity which results in a conversion, exchange, or cancellation of our Common Stock, or a sale of all or substantially all of our assets, on a consolidated basis (except for sales or dispositions to a parent or a wholly owned subsidiary of the Company), upon any subsequent exercise of the Warrant, each holder will have the right thereafter to receive the kind and amount of securities, cash, and other property or assets which the holder would have received if the holder exercised the Warrant immediately prior to the first of these events and retained all the securities, cash, and other property or assets received as a result of those events.

Notice of Exercise Price Adjustments.  Whenever the Exercise Price is adjusted, the Company will file at its principal office a statement showing in detail: (i) the adjusted Exercise Price; (ii) a description of the events which caused the adjustment; (iii) a description of the method of calculation of the adjustment; and (iv) the date on which the adjustments become effective, and the Company also will deliver a copy of such statement to each holder of the then-outstanding Warrants.  Further, in the event that the Company shall propose to take any action that may result in an adjustment in the Exercise Price or the number of shares of Common Stock into which the Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant, the Company shall give notice to the holder, in the manner set forth above, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

Consequences if the Conversion of the Preferred Stock and Exercise of the Warrants is Approved

Rights of Investors. If the shareholder approvals are received, the rights and privileges associated with the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, as applicable, will be identical to the rights and privileges associated with the Common Stock held by our existing common shareholders, including voting rights.

Dilution.  If the shareholder approvals are received, the Series A Preferred Stock will be convertible into 3,434,657 shares of Common Stock, the Series B Preferred Stock will be convertible into 6,666,000 shares of our Common Stock (assuming $20 million is raised in the Series B Private Placement and the conversion price for the Series B Preferred Stock is $3.00 per share), and the Warrants will be exercisable for 2,456,400 shares of Common Stock.  In the event we raise more than $20 million in the Series B Private Placement or the conversion price of the Series B Preferred Stock is decreased to less than $3.00 per share, the Series B Preferred Stock will be convertible into a larger number of shares of our Common Stock and a greater number of Warrants will be issued upon conversion of the Preferred Stock.

Consequences if the Conversion of the Preferred Stock and Exercise of Warrants is not Approved

Shareholders’ Meeting.  If the shareholder approvals are not received, the Preferred Stock will remain outstanding in accordance with its terms and we have agreed, in accordance with the terms of the Investment Agreement, to seek the shareholder approvals no less than once in each subsequent six-month period following the Annual Meeting until such shareholder approvals are obtained.

Dividends. If the shareholder approvals have not been obtained by December 31, 2009, the dividend rate on the Preferred Stock will be adjusted from 8% to 16%.

Restriction on Payment of Dividends and Share Repurchases. For as long as the Preferred Stock remains outstanding, the Company is prohibited from redeeming, purchasing or acquiring any shares of Common Stock or other junior securities, subject to limited exceptions.  In addition, the Company is restricted from paying dividends on any shares of our Common Stock or other junior securities if the full quarterly dividends on the Preferred Stock have not been paid in the applicable dividend period.

Liquidation Preference. For as long as the Preferred Stock remains outstanding, it will retain a senior liquidation preference over shares of our Common Stock in connection with any liquidation of the Company and, accordingly, no payments will be made to holders of our Common Stock upon any liquidation of the Company unless the full liquidation preference on the Preferred Stock is paid.  After payment of the full liquidation preference on the Preferred Stock, holders will be entitled to participate in any further distribution of the remaining assets of the Company based on their as-converted ownership percentage of the Company’s Common Stock.

Interests of Certain Persons

All of the current members of our Board of Directors and three of our executive officers participated in the Series A Private Placement. These directors and executive officers purchased an aggregate of approximately $4,855,000 of Series A Preferred Stock.

Vote Required

Approval of Proposal Two requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, failure to cast a vote will not affect whether this proposal is approved, and an abstention or broker non-vote will not count as a vote in favor of or against such proposal.  We have entered into agreements with certain of our directors, officers and other shareholders representing approximately 26% of our outstanding shares whereby such persons have agreed to vote their shares in favor of Proposal Two.

PROPOSAL THREE:
RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors, upon the recommendation of our Audit Committee, has appointed Mauldin & Jenkins, LLC (“Mauldin & Jenkins”) as independent auditors for the 2009 fiscal year.  A proposal will be presented at the Annual Meeting to ratify the appointment of Mauldin & Jenkins as our independent auditors for the 2009 fiscal year.  Ratification of this appointment requires the affirmative vote of the majority of the votes cast at the Annual Meeting. Votes may be cast for or against this proposal, or shareholders may abstain from voting thereon.  Abstentions and broker non-votes will have no effect on the outcome of this proposal.  If shareholders fail to ratify the appointment of Mauldin & Jenkins, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee.  We have been advised that a representative from Mauldin & Jenkins will be present at the Annual Meeting, will be given an opportunity to speak, and will be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL TO RATIFY THE APPOINTMENT OF THE 2009 INDEPENDENT AUDITORS.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the proposals referred to herein.  If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as proxies will vote or refrain from voting in accordance with their best judgment on such matters.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The business and affairs of the Company are under the direction of the Company’s Board of Directors, which held 12 meetings during 2008.  Prior to August 2008, the Board of Directors had four standing committees: the Audit Committee, the Nominating Committee, the Governance Committee and the Compensation Committee.  In August 2008, the Board of Directors established the Executive Committee and then later dissolved the Governance Committee in October 2008, with the Executive Committee assuming the duties of the Governance Committee.  The principal functions and the names of the directors currently serving as members of each of the standing committees are set forth below.  Copies of the charters for the Audit, Nominating, and Compensation Committees are available on the Company’s website at www.pabbankshares.com.

During 2008, all of our directors, with the exception of James L. Dewar, Jr., attended at least 75% of all meetings of the full Board and of the Committees on which they served.  Health issues prevented Mr. Dewar from participating in at least 75% of all Board and Committee meetings in 2008.  The Board of Directors has affirmatively determined that the following 13 current directors, which constitute a majority of the Board, are independent in accordance with NASDAQ Rule 5605(b)(1) governing director independence:  James L. Dewar, Jr., R. Bradford Burnette, Walter W. Carroll, II, James W. Godbee, Jr., Michael H. Godwin, James B. Lanier, Jr., John E. Mansfield, Jr., Kennith D. McLeod, Douglas W. McNeill, Paul E. Parker, F. Ferrell Scruggs, Sr., Joe P. Singletary, Jr. and David K. Williams.

The NASDAQ rules governing director independence provide that in order for a director to be considered independent:

•	a director must not be an executive officer or employee of the company or its subsidiaries;
•
a director must not have a relationship that, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•	a director must not be, or during the past three years must not have been, employed by the company or by any subsidiary of the company;
•
a director must not have accepted or have an immediate family member who has accepted any compensation from the company or any subsidiary of the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than the following:

o	compensation for board or committee service,
o	compensation paid to an immediate family member who is an employee (other than an executive officer) of the company or of a subsidiary of the company, or
o	benefits under a tax-qualified retirement plan or non-discretionary compensation,
•	a director must not have an immediate family member who is, or has been in any of the past three years, employed by the company or any subsidiary of the company as an executive officer;
•
a director must not be, or have an immediate family member who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made or received payments for property or services in the current or any of the past three fiscal years exceeding 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

o	payments arising solely from investments in the company’s securities, or
o	payments under non-discretionary charitable contribution matching programs;
•
a director must not be, or have an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the listed company’s executive officers serve on that entity’s compensation committee; and

•
a director must not be, or have an immediate family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

In accordance with rules of the SEC and NASDAQ, the Board of Directors has approved a Director Code of Conduct Policy applicable to all directors, an Officer and Employee Code of Conduct Policy applicable to all officers and employees and a Code of Ethical Conduct for Senior Financial Officers applicable to all principal financial officers, principal and senior accounting officers, controllers, or persons serving similar functions. These Codes of Conduct are intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. The Company’s Director Code of Conduct Policy, Officer and Employee Code of Conduct Policy and Code of Ethical Conduct for Senior Financial Officers are available on our website, www.parkavebank.com in the “Corporate Governance” subsection in the “Investor Relations” section. Shareholders may request a printed copy of any of the Codes of Conduct upon written request to Denise McKenzie, Secretary, PAB Bankshares, Inc., P.O. Box 3460, Valdosta, Georgia 31604-346.

The Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and operates pursuant to an Audit Committee Charter, which is available on the Company’s website at www.pabbankshares.com.  The Audit Committee currently consists of four members.  The Audit Committee held 16 meetings during 2008.  The Audit Committee reviews the scope and timing of the audit services of the Company’s independent accountants and any other services such accountants are asked to perform and has the authority to engage the services of such independent accountants.  In addition, the Audit Committee reviews the independent accountants’ report on the Company’s financial statements and the Company’s policies and procedures with respect to internal accounting and financial controls.  The current members of the Audit Committee are James B. Lanier, Jr., Kennith D. McLeod, Paul E. Parker and David K. Williams.  All Directors who currently serve as members of the Audit Committee have been determined by the Board of Directors to be independent in accordance with applicable NASDAQ and Securities and Exchange Commission (“SEC”) requirements.  The Company’s Board of Directors has affirmatively determined that Kennith D. McLeod is an “audit committee financial expert” as that term is defined under applicable federal securities regulations.

The Executive Committee was established in August 2008 and assumed the responsibilities of the Governance Committee, which was dissolved in October 2008.  The Executive Committee consists of five directors, including the Chairman of the Board and the Vice Chairmen of the Board.  The Executive Committee held six meetings during 2008.  The Executive Committee may exercise most of the authority of the Board of Directors during intervals between the meetings of the Board of Directors. The Executive Committee also absorbed the Governance Committee’s responsibilities of developing and recommending to the Board of Directors a set of corporate governance principles and guidelines applicable to the Company, and overseeing the evaluation of the Board of Directors and the Company’s management.  The members of the Executive Committee are James L. Dewar, Jr., R. Bradford Burnette, Michael H. Godwin, Douglas W. McNeill and F. Ferrell Scruggs, Sr.  Prior to its dissolution in October 2008, the Governance Committee consisted of three directors and did not meet during 2008.  The members of the Governance Committee during 2008 were R. Bradford Burnette, James B. Lanier, Jr. and Kennith D. McLeod.

The Compensation Committee consists of five independent directors and held nine meetings during 2008.  The Compensation Committee is responsible for the oversight of the corporate philosophy and structure of compensation programs, including corporate objectives relevant to executive compensation, evaluation of executive management’s performance, design of long-term incentive components and approval of annual expenditures for executive compensation.  The Compensation Committee operates pursuant to a Compensation Committee Charter, which is available on the Company’s website at www.pabbankshares.com.  The current members of the Compensation Committee are R. Bradford Burnette, James L. Dewar, Jr., Michael H. Godwin, John E. Mansfield, Jr. and Douglas W. McNeill.

The Nominating Committee consists of four independent directors and held two meetings during 2008.  The Nominating Committee operates pursuant to a Nominating Committee Charter, which is available on the Company’s website at www.pabbankshares.com.  The Nominating Committee considers important aspects of the director nomination process, including those regarding qualifications for service on the Board of Directors, the committee’s identification and evaluation of potential director nominees and the consideration of director nominees recommended by the shareholders.  All Directors who currently serve as members of the Nominating Committee have been determined by the Board of Directors to be independent in accordance with the applicable NASDAQ and SEC requirements.  The current members of the Nominating Committee are R. Bradford Burnette, Michael H. Godwin, Douglas W. McNeill and F. Ferrell Scruggs, Sr.

The Nominating Committee assists the Board of Directors in fulfilling its responsibilities to shareholders by identifying and screening individuals qualified to become directors of the Company, consistent with independence, diversity and other criteria approved by the Board of Directors, recommending candidates to the Board of Directors for all directorships and for service on the committees of the Board.

With respect to the Nominating Committee’s evaluation of nominee candidates, the committee has no formal requirements or minimum standards for the individuals that are nominated.  Rather, the committee considers each candidate on his or her own merits.  However, in evaluating candidates, there are a number of criteria that the committee generally views as relevant and is likely to consider.  Some of these factors include a candidate’s:

•	career experience, particularly experience that is germane to the Company’s business, such as banking and financial services, legal, accounting, human resources, finance and marketing experience;
•	experience in serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that the Company faces;
•	contribution to diversity of the Board of Directors;
•	integrity and reputation;
•	whether the candidate has the characteristics of an independent director;
•	academic credentials;
•	other obligations and time commitments and the ability to attend meetings in person; and
•	current membership on the Company’s board -- our board values continuity (but not entrenchment).

The Nominating Committee does not assign a particular weight to these individual factors.  Similarly, the committee does not expect to see all (or even more than a few) of these factors in any individual candidate.  Rather, the committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing directors, will provide shareholders with a diverse and experienced Board of Directors.  With respect to the identification of nominee candidates, the committee has not developed a formalized process.  Instead, its members and the Company’s senior management generally recommend candidates whom they are aware of personally or by reputation.  The Company historically has not utilized a recruiting firm to assist in the process.

The Nominating Committee welcomes recommendations for nominations from the Company’s shareholders and evaluates shareholder nominees in the same manner that it evaluates a candidate recommended by other means.  In order to make a recommendation, the committee asks that a shareholder send the committee:

•	a resume for the candidate detailing the candidate’s work experience and academic credentials;
•
written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read the Company’s Director Code of Conduct Policy and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated that Code or required a waiver, (4) is, or is not, “independent” as that term is defined in the committee’s charter, and (5) has no plans to change or influence the control of the Company;

•
the name of the recommending shareholder as it appears in the Company’s books, the number of shares of Common Stock that are owned by the shareholder and written confirmation that the shareholder consents to the disclosure of his or her name (If the recommending person is not a shareholder of record, he or she should provide proof of share ownership);

•	personal and professional references for the candidate, including contact information; and
•
any other information relating to the candidate required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A of the Exchange Act.

For a proposal to be properly brought before a meeting by a shareholder, such shareholder must have given the Company notice of such proposal in written form meeting the requirements of the Company’s bylaws no later than 60 days and no earlier than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.  The committee may not necessarily respond directly to a submitting shareholder regarding recommendations.

Security holders may send communications directly to the Board of Directors and its respective committees by mailing their remarks to the following address:

James L. Dewar, Jr., Chairman
The Board of Directors
PAB Bankshares, Inc.
Post Office Box 1124
Valdosta, Georgia 31603-1124

The Board of Directors does not require the attendance of its members at the Annual Meeting.  Nonetheless, 13 of the 14 directors attended last year’s Annual Meeting.

THE FOLLOWING REPORTS OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE INCORPORATED BY REFERENCE IN ANY PREVIOUS OR FUTURE DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY EXPRESSLY INCORPORATES SAID REPORTS BY REFERENCE IN ANY SUCH DOCUMENT.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who met the independence requirements of NASDAQ Rule 5605(c)(2) and Rule 10A-3 of the Exchange Act, has furnished the report set forth below.

Management is responsible for the Company’s internal controls, financial reporting process, preparation of financial statements and compliance with laws and regulations and ethical business standards.  The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue an opinion as to the audited financial statements’ conformity with accounting principles generally accepted within the United State of America.  The Audit Committee’s responsibility is to monitor and oversee these processes.

Within this context, the Audit Committee has met and held discussions with management and the independent accountants.  Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted within the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.  The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and the Committee’s review of the representations of management and the report of the independent accountants to the committee, the committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC.

The foregoing report has been furnished by the Audit Committee of the Board of Directors.

Kennith D. McLeod, Committee Chair
James B. Lanier, Jr.
Paul E. Parker
David K. Williams

INDEPENDENT AUDITORS

Our Board of Directors, upon the recommendation of our Audit Committee, has appointed Mauldin & Jenkins as independent auditors for the fiscal year ending December 31, 2009.  Mauldin & Jenkins audited the consolidated financial statements of the Company for the 2008 fiscal year.  We have been advised that a representative of Mauldin & Jenkins will be present at the Annual Meeting, will be given an opportunity to speak, and will be available to answer appropriate questions.

Audit Fees

The aggregate fees billed and to be billed by Mauldin & Jenkins for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2008, the review and attestation of management’s assertions related to the Company’s internal controls over financial reporting and the reviews of the financial statements included in the Company’s Forms 10-Q for such fiscal year were $132,500.  The aggregate fees billed by Mauldin & Jenkins for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2007, the review and attestation of management’s assertions related to the Company’s internal controls over financial reporting and the reviews of the financial statements included in the Company’s Forms 10-Q for such fiscal year were $126,000.

Audit-Related Fees

There were no aggregate fees, other than those disclosed under the caption Audit Fees above, billed and to be billed by Mauldin & Jenkins for consultations regarding accounting standards, reporting issues and due diligence assistance services for fiscal year 2008.  The aggregate fees, other than those disclosed under the caption Audit Fees above, billed by Mauldin & Jenkins for assurance and related services reasonably related to the performance of the audit or review of the financial statements for fiscal year 2007 were $22,675.

Tax Fees

The aggregate fees billed and to be billed by Mauldin & Jenkins for professional services rendered for tax compliance, tax advice and tax planning were $20,980 for fiscal year 2008 and $19,850 for fiscal year 2007.  Such fees were principally paid for tax compliance services performed by Mauldin & Jenkins.

All Other Fees

There were no fees billed by Mauldin & Jenkins for professional services rendered other than as stated under the captions Audit Fees, Audit-Related Fees and Tax Fees above for fiscal year 2008 and for fiscal year 2007.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which should be approved by the Audit Committee.  The Audit Committee approved 100% of the services performed by Mauldin & Jenkins in 2008.

EXECUTIVE OFFICERS

On April 6, 2009, M. Burke Welsh, Jr. retired from his position as President and Chief Executive Officer of the Company and the Bank.  Mr. Donald J. Torbert, Jr., was appointed to serve as President and Interim Chief Executive Officer of the Company and the Bank and Mrs. Nicole S. Stokes was appointed to serve as Senior Vice President and Chief Financial Officer of the Company and the Bank.  The following sets forth certain information with respect to the Company’s current executive officers.

DONALD J. TORBERT, JR.
President and Interim Chief Executive Officer of the Company and the Bank
Former Executive Vice President and Chief Financial Officer
Treasurer
Age 37

Mr. Torbert was appointed to serve as President and Interim Chief Executive Officer of the Company and the Bank in April 2009.  Mr. Torbert is a certified public accountant and previously served as Executive Vice President of the Company and the Bank from August 2003.  Mr. Torbert also served as Chief Financial Officer and Treasurer of the Company and the Bank from August 2001 to April 2009.  Mr. Torbert was Senior Vice President of the Company and the Bank from August 2001 to August 2003 and was Vice President and Controller of the Company from May 2000 to August 2001.  Prior to joining the Company, Mr. Torbert was employed with Mauldin & Jenkins from 1994 to 2000, where he last served as an audit manager for the firm.

R. WESLEY FULLER
Executive Vice President and Director of Operations
Age 48

Mr. Fuller has served as Executive Vice President of the Company and the Bank since August 2002.  Mr. Fuller has served as Director of Operations for the Company and the Bank since January 2002.  Mr. Fuller was Senior Vice President of the Company and the Bank from January 2002 to August 2002 and Vice President of the Bank from October 2001 to January 2002.  Before joining the Company, Mr. Fuller was employed by Futurus Financial Services, Inc. and Futurus Bank, N.A. as Executive Vice President and Chief Financial Officer from 2000 to 2001 and by Premier Bancshares, Inc. as Executive Vice President of Operations from 1997 until 2000.  Mr. Fuller’s banking career began in 1983 with First South Bank in Fort Valley, Georgia.

GEORGE D. HENDERSON
Executive Vice President / Chief Credit Officer
Age 57

Mr. Henderson has served as Executive Vice President and Chief Credit Officer for the Company and the Bank since April 2007. Previously, Mr. Henderson served as the Market President for the Bank’s Hall County, Georgia office from 2002 until 2007 during which time he also served as Senior Vice President over Commercial Lending in Hall County. Mr. Henderson has 33 years of experience in commercial banking with various financial institutions in Georgia. Prior to joining the Company in 2002, Mr. Henderson served in various positions with Premier Bancshares, Inc. from 1993 until 2000. Mr. Henderson’s banking career began in 1974 with Trust Company Bank in Atlanta, Georgia.

NICOLE S. STOKES
Senior Vice President / Chief Financial Officer
Age 34

Mrs. Stokes was appointed to serve as Senior Vice President and Chief Financial Officer of the Company and the Bank in April 2009.  Mrs. Stokes is a certified public accountant and has served as Vice President and Controller of the Company and the Bank since December 2005.  Prior to joining the Company in 2005, Mrs. Stokes served as Senior Vice President and Controller for The Banc Corporation in Birmingham, Alabama since March 2004 and Assistant Controller for The Banc Corporation since September 2001.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee, or former officer or employee of the Company or the Bank during the year ended December 31, 2008. In addition, none of these individuals had any relationship requiring disclosure under “Certain Relationships and Related Transactions,” with the exception of James L. Dewar, Jr. as disclosed later in this Proxy Statement.  During the year ended December 31, 2008, (i) no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) no executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; and (iii) no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

In accordance with rules of the SEC, the Compensation Committee of the Company is providing the following report regarding compensation policies for the Company’s Chief Executive Officer and other named executive officers with respect to compensation paid to such persons during the last fiscal year.  The Board of Directors has established a Compensation Committee to make recommendations to the Board to discharge its responsibilities relating to the compensation of the Company’s executive officers.  The current members of the Compensation Committee are: Michael H. Godwin, R. Bradford Burnette, James L. Dewar, Jr., John E. Mansfield, Jr. and Douglas W. McNeill.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Report (the “CD&A”) for the year ended December 31, 2008 with management.  In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in this Proxy Statement.

The foregoing report has been furnished by the Compensation Committee of the Board of Directors.

Michael H. Godwin, Committee Chair
R. Bradford Burnette
James L. Dewar, Jr.
John E. Mansfield, Jr.
Douglas W. McNeill

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Compensation Committee

The Compensation Committee, appointed by the Board of Directors, sets and administers the policies that govern the Company’s executive compensation programs, director compensation and various incentive and stock option programs.  Voting members of the Compensation Committee must meet SEC and NASDAQ independence requirements, although the Board of Directors may appoint non-independent directors to serve on the committee as ex-officio, non-voting members.

The Compensation Committee reviews and recommends to the Board of Directors the compensation levels of members of senior management (including the Company’s named executive officers), evaluates the performance of executive management and considers executive management succession and related matters.  All recommendations relating to the compensation of the named executive officers must be approved by a majority of the independent directors of the full Board of Directors.

The Compensation Committee has reviewed the SEC’s definition of a named executive officer and has made the determination that the Company’s named executive officers for the 2008 fiscal year were:

M. Burke Welsh, Jr. 1	President and Chief Executive Officer (the Company’s “Principal Executive Officer”)

Donald J. Torbert, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (the Company’s “Principal Financial Officer”)

R. Wesley Fuller	Executive Vice President and Director of Operations

David H. Gould, Jr. 2	Former Executive Vice President and Regional President for South Georgia and Florida

George D. Henderson	Executive Vice President and Chief Credit Officer

William L. Kane 2	Former Executive Vice President, Regional President for North Georgia

1Mr. Welsh retired from the Company on April 6, 2009.
2Mr. Gould and Mr. Kane terminated employment with the Company on October 24, 2008.

Compensation Benchmarks and Use of Consultants

The Compensation Committee recognizes that competitive compensation is critical for attracting, motivating and rewarding qualified executives.  In 2005, the Compensation Committee retained the services of Clark Consulting, a nationally-recognized compensation consulting firm specializing in the financial services industry, to provide an objective, third party review of executive compensation at the Company and to recommend potential improvements regarding existing practices.  Clark Consulting also provided the Compensation Committee with industry salary surveys and other industry average data to assist it with respect to assessing compensation at other levels within the organization.

In 2006, the consultants provided the Compensation Committee with a tally sheet analysis outlining all material elements of compensation, benefits and perquisites of our executive officers.  This analysis also quantified the potential payouts for those named executive officers with employment agreements upon various termination events.

In 2007, the Compensation Committee gathered publicly available data and prepared an analysis of 2006 executive compensation of 21 publicly traded commercial banks in the southeastern United States (Georgia, Florida, Alabama, North Carolina, South Carolina and Tennessee) with assets between $955 million and $2.7 billion.  This analysis compared compensation within the three categories of base salary, cash bonuses and all other compensation between the peer group and the Company’s named executive officers.  Since there have been no material changes anticipated in the Company’s compensation structure from 2006, the Compensation Committee did not engage an outside compensation consultant in 2007 or 2008.

General Philosophy

The Company’s senior officers are compensated through a mix of base salary, cash bonus and equity compensation designed to be competitive with comparable employers and to align management’s incentives with the long-term interests of our stockholders.  The compensation setting process consists of establishing targeted base salaries for each senior officer and then providing performance-based cash and equity incentives.  The performance evaluations of management are often subjective and not always based on specific, or tangible, performance measures.

For the named executive officers, incentive compensation is designed to reward company-wide performance relative to annual and long-term strategic goals.  For other senior management positions, incentive compensation is designed to reward the achievement of market- or department-level objectives and, to a lesser degree, Company-wide performance relative to annual and long-term strategic goals.  For other officer positions, incentive compensation is designed to reward individual performance and the achievement of specific operational goals within areas under the control of those employees, although company-wide performance is also a factor.

The policies and underlying philosophy governing the Company’s executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following:

•	Maintain a compensation program that is equitable in a competitive marketplace.
•	Provide opportunities that integrate pay with the Company’s annual and long-term performance goals.
•	Encourage achievement of strategic objectives and creation of shareholder value.
•	Recognize and reward individual initiative and achievements.
•	Maintain an appropriate balance between base salary and short- and long-term incentive opportunity.
•	Allow the Company to compete for, retain and motivate talented executives critical to its success consistent with its quality of life philosophy.

Elements of Executive Compensation

In general, for executive management, the Compensation Committee utilizes benchmark compensation levels of other banks of comparable asset size, growth strategy, and complexity and with similar products and markets as a guide to setting compensation for its executive officers.  A significant portion of the executive officers’ compensation is weighted toward elements contingent upon the Company’s level of annual and long-term performance.  The goals of the Compensation Committee in establishing the specific executive compensation components include:

•	Base salaries at the 50th percentile of the benchmark peer group.
•
Annual cash bonuses at the 50th percentile of the benchmark peer group when subjective performance goals are achieved and between the 60th and 75th percentile if annual goals are exceeded.  Annual cash bonuses for the CEO can range from 0% to 80% of the CEO’s base salary and from 0% to 60% of the other named executive officers’ base salaries.

•
Performance-based, long-term equity incentives at the 50th percentile of the benchmark peer group are periodically granted when long-term goals are exceeded.  Equity awards are not typically made if long-term strategic goals are not met.  Equity incentives can range from 0% to 25% of the named executive officers’ base salary.

Allocation of Compensation Components

Under the Company’s compensation structure, the targeted allocation of base salary, cash bonus and equity compensation varies depending on the officer’s level within the organization.  Below is a summary of the range of potential compensation components as a percentage of total cash and equity compensation, excluding perquisites and other employee benefits.

Position Level	Base Salary	Cash Incentive/ Bonus	Equity Compensation
CEO	45% - 100%	0% - 40%	0% - 15%
Executive Vice President	50% - 100%	0% - 35%	0% - 15%
Senior Vice President*	60% - 100%	0% - 30%	0% - 10%
Vice President*	70% - 100%	0% - 25%	0% - 5%

* Certain senior commercial lenders included in these categories could have the potential to earn up to 100% of their base salaries in annual incentives if certain individual performance objectives and the Company’s annual and long-term strategic performance goals are exceeded.

In allocating compensation among these elements, the Compensation Committee believes that the compensation of the Company’s senior-most levels of management (including the Company’s named executive officers) have the greatest ability to influence the Company’s performance.  Accordingly, a higher weighting of performance-based incentives are available to the most senior officers within the Company compared to lower levels of management who receive a greater portion of their compensation in base salary.

Certain perquisites and other employee benefits are also provided to the Company’s named executive officers.  Additional information regarding each element of executive compensation is provided below.

The following table summarizes in tabular form the compensation awarded to, earned by, or paid to the Company’s named executive officers for services rendered for the fiscal years ended December 31, 2008, 2007 and 2006.

Executive Officer Summary Compensation Table
For the Fiscal Years Ended December 31, 2008, 2007 and 2006

Name and Principal Position		Salary	Bonus	Option Awards 1	All Other Compen-sation 2	Total
	Year	($)	($)	($)	($)	($)

M. Burke Welsh, Jr. 3	2008	309,800	-	27,207	15,189	352,196
Principal Executive Officer	2007	309,800	120,000	32,862	22,163	484,825
	2006	280,000	168,000	31,581	34,888	514,469

Donald J. Torbert, Jr. 4	2008	172,780	-	18,335	20,981	212,096
Principal Financial Officer	2007	172,780	58,200	17,948	24,291	273,219
	2006	163,000	73,350	16,967	24,286	277,603

R. Wesley Fuller	2008	172,780	-	18,335	20,945	212,060
Executive Vice President	2007	172,780	58,200	23,069	24,837	278,886
	2006	163,000	73,350	17,269	24,460	278,079

David H. Gould, Jr. 5	2008	158,117	-	-	238,225	396,342
Executive Vice President	2007	187,150	63,500	17,829	20,937	289,416
	2006	175,000	78,750	10,319	24,628	288,697

George D. Henderson 6	2008	155,000	-	6,325	6,148	167,473
Executive Vice President	2007	148,560	52,700	16,038	12,494	229,792

William L. Kane 5	2008	171,476	-	-	244,982	416,458
Executive Vice President	2007	198,602	61,500	17,432	21,745	299,279
	2006	187,360	84,312	9,922	16,052	297,646

(1)
The values disclosed in the table represent the expense of prior grants that vested in 2008, 2007 and 2006 under the Company’s 1999 Stock Option Plan and in accordance with FAS 123(R) as reflected in the Company’s financial statements.  For further discussion and details regarding the accounting treatment and underlying assumptions relative to stock-based compensation, see Note 17, “Stock Plans and Stock-based Employee Compensation,” of the notes to Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  During 2008, Mr. Gould and Mr. Kane each forfeited 16,116 options due to the termination of their employment with the Company.  There were no forfeitures during 2007 or 2006.

(2)
The reported amounts include director fees for Mr. Welsh and Mr. Gould in 2006,severance payments for Mr. Gould and Mr. Kane in 2008,  the Company’s contributions to a Profit Sharing Plan, a Section 401(k) Plan, and an Employee and Director Stock Purchase Program (the “SPP”), life insurance premiums paid by the Company for the named executive officers and perquisites and other personal benefits (such as auto allowance, cell phone allowance, holiday gifts and an $11,784 apartment rental allowance for Mr. Gould in 2006) that may confer a direct or indirect benefit with a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company.  All Other Compensation does not include any perquisites and other personal benefits which are integrally and directly related to the performance of the executive’s duties.  Detail of these amounts follow:

Officer Name	Year	Contribution to a Profit Sharing Plan ($)	Contribution to a 401(k) Plan ($)	Contribution to a SPP ($)	Life Insurance Premiums ($)	Director fees ($)	Employment Contract Termination Payments ($)	Perquisites and other personal benefits ($)	Total ($)
M. Burke Welsh, Jr.	2008	-	10,350	1,000	900	-	-	2,939	15,189
	2007	6,750	10,125	1,000	900	-	-	3,338	22,163
	2006	7,700	9,900	1,000	559	13,950	-	1,779	34,888

Donald J. Torbert, Jr.	2008	-	10,350	1,000	900	-	-	8,731	20,981
	2007	6,750	10,125	1,000	900	-	-	5,516	24,291
	2006	7,700	9,900	1,000	559	-	-	5,127	24,286

R. Wesley Fuller	2008	-	10,350	1,000	900	-	-	8,695	20,945
	2007	6,750	10,125	1,000	900	-	-	6,062	24,837
	2006	7,700	9,900	1,000	559	-	-	5,301	24,460

David H. Gould, Jr.	2008	-	9,757	1,000	750	-	225,566	1,152	238,225
	2007	6,750	10,125	1,000	900	-	-	2,162	20,937
	2006	6,125	3,938	1,000	559	300	-	12,706	24,628

George D. Henderson	2008	-	-	1,000	837	-	-	4,311	6,148
	2007	5,554	-	1,000	695	-	-	5,245	12,494

William L. Kane	2008	-	10,083	786	750	-	229,667	3,696	244,982
	2007	6,750	10,125	1,000	900	-	-	2,970	21,745
	2006	6,558	4,216	1,000	559	-	-	3,719	16,052

(3)	Mr. Welsh retired from the Company on April 6, 2009.
(4)	Mr. Torbert was appointed to serve as President and Interim Chief Executive Officer on April 6, 2009.
(5)	Mr. Gould and Mr. Kane terminated employment with the Company on October 24, 2008.
(6)	Mr. Henderson was appointed as an executive officer on April 24, 2007. The amounts reported for 2007 reflect his compensation for the entire year of 2007.

Base Salaries

The Company’s philosophy provides executive management with a level of assured cash compensation in the form of base salary that is competitive in nature and reflects those officers’ professional status and accomplishments.  Below is a summary of the peer analysis that the Compensation Committee prepared and reviewed in 2007.  Note that the information gathered for the analysis was derived from 2006 information, but it is being compared to the Company’s executive officers’ 2007 base salaries.  As discussed below, the Company’s executive officers’ 2008 base salaries were the same as their 2007 base salaries.

Name	Title	2007 and 2008 Base Salary	2006 Benchmark Peer Average	Variance
		(Dollars In Thousands)
Welsh	CEO	$309.8	$317.3	-2.4%
Torbert	EVP - CFO	172.8	166.5	3.8%
Fuller	EVP - Director of Operations	172.8	200.5	-13.8%
Henderson	EVP - Chief Credit Officer	148.6	178.9	-16.9%
Gould	EVP - Regional President	187.2	160.1	16.9%
Kane	EVP - Regional President	198.6	160.1	24.0%

In December 2006, upon the recommendation of the Compensation Committee, the Board of Directors increased the base salaries of the named executive officers by 6% for 2007 to reflect inflation and the Company’s exceptional performance in 2006.  In addition, with the Board of Directors adopting a corporate governance best practice policy to not pay board, advisory board or committee fees to employees, a one-time adjustment was made to the 2007 base salaries of Mr. Welsh and Mr. Gould to compensate them for the board compensation previously available to them.

In December 2007, upon the recommendation of the Compensation Committee, the Board of Directors decided not to increase the base salaries of the named executive officers for 2008.  The Compensation Committee made this recommendation due to lower Company performance in 2007 and continued earnings pressure expected in 2008.

In December 2008, upon the recommendation of the Compensation Committee, the Board of Directors decided not to increase the base salaries of the named executive officers for 2009.  The Compensation Committee made this recommendation due to the continued deteriorating economy, the
Company’s level of nonperforming assets and its earnings outlook for 2009.

Bonuses

The Company’s practice has been to award cash bonuses to management based upon various performance evaluations.  In recent years for executive management, the practice has been to subjectively assess the performance of the officer and the performance of the Company relative to annual budgeted expectations, long-term strategic objectives and peer benchmarks.

In December 2006, the Compensation Committee met to review the performance of the executive officers relative to annual budgeted expectations, long-term strategic objectives and peer benchmarks.  In summary, the Company was expecting to (i) report 10% earnings growth, (ii) report asset growth of 8-10%, and (iii) open new offices in Athens, Jacksonville and Snellville.  On the recommendation of the Compensation Committee, the Board of Directors approved a bonus equal to 60% of the base salary for Mr. Welsh and bonuses equal to 45% of the base salaries for the other named executive officers.  These bonuses represented the midpoint between the targeted and maximum percentages available for each officer.

In December 2007, the Compensation Committee reviewed the performance of the executive officers to determine their recommendation for cash bonuses.  Although the Company’s net income for 2007 would not compare to the record earnings recorded in either 2006 or 2005, the Compensation Committee determined that executive management continued to make progress towards certain strategic (non-financial) objectives.  In addition, the Compensation Committee determined that executive management had performed extremely well to date in managing the Company’s risk in a difficult operating environment.  On the recommendation of the Compensation Committee, the Board of Directors approved a bonus equal to 39% of the base salary for Mr. Welsh and bonuses equal to 31-35% of the base salaries for the other named executive officers.  These decreases from the prior year’s cash bonuses were in direct proportion to the decrease in earnings in 2007 as compared to 2006.

In December 2008, on the recommendation of the Compensation Committee, the Board of Directors decided not to pay bonuses to executive management due to the Company’s performance in 2008.

Equity Incentives

The form of equity compensation that the Company has historically used to award management is incentive stock options.  This form of compensation was selected because it aligns management’s objectives with that of the Company’s stockholders.  Incentive stock options also have traditionally received favorable accounting treatment for the Company and favorable tax treatment to the recipient.  However, with the implementation of Statement of Financial Accounting Standards No. 123(R) in 2006, the accounting treatment for stock options became less attractive.  As a result, the Compensation Committee is evaluating other potential methods of equity compensation for senior management.

In establishing equity awards, the equity ownership levels of the recipients or prior awards that are fully vested called “overhang” are generally not considered.  It is the Compensation Committee’s position that competitors who might try to hire away the Company’s officers would not give credit for equity ownership in the Company and, accordingly, to remain competitive the Compensation Committee cannot afford to give credit for that factor either.  However, the Compensation Committee has reviewed the level of equity overhang on the named executive officers and concluded that the overhang is low compared to data provided by its compensation consultants for the peer benchmarks and the industry as a whole.

In December 2007, Mr. Welsh provided a list of recommended incentive stock option grants for senior management (including the five named executive officers other than himself) to the Compensation Committee.  Primarily for the same reasons outlined above for bonuses, with the further recommendation of the Compensation Committee, the Board of Directors granted a total of 60,000 incentive stock options for senior management and an additional 9,500 incentive stock options for Mr. Welsh.  In January 2008, Mr. Welsh recommended a second list of incentive stock option grants for other members of management to the Compensation Committee.  Upon further recommendation of the Compensation Committee, the Board of Directors granted an additional 21,000 incentive stock options for senior management.  As with all options granted by the Company, the exercise price was set as the official closing price on NASDAQ on the date of grant and the grants have a five-year ratable vesting requirement.

Although there is no official policy, the Compensation Committee is sensitive to the timing of option grants and has chosen to not make equity grants at times when they have knowledge of material information about the Company that has not been made public.

There were no grants or awards made to the Company’s named executive officers under any equity compensation plan for the 2008 fiscal year.

The following table summarizes in tabular form the unexercised stock option awards for the Company’s named executive officers outstanding as of the end of the last completed fiscal year.

Outstanding Equity Awards at Fiscal Year End
December 31, 2008

	Option Awards
Name	Option Grant Date 1	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
		(#)	(#)	($)

M. Burke Welsh, Jr.	08/09/00	3,060	-	10.724	08/09/102
	06/01/01	3,060	-	10.500	06/01/112
	09/26/01	17,386	-	10.392	09/26/112
	08/02/02	4,896	-	7.549	08/02/122
	03/29/05	6,120	4,080	13.853	03/29/152
	12/19/06	4,080	6,120	20.931	12/19/162
	12/18/07	1,938	7,752	13.461	12/18/172

Donald J. Torbert, Jr.	01/01/01	1,530	-	9.191	01/01/11
	09/26/01	10,548	-	10.392	09/26/11
	08/02/02	5,304	-	7.549	08/02/12
	03/29/05	4,284	2,856	13.853	03/29/15
	12/19/06	2,448	3,672	20.931	12/19/16
	12/18/07	1,530	6,120	13.461	12/18/17

R. Wesley Fuller	10/08/01	3,060	-	10.588	10/08/11
	08/02/02	8,568	-	7.549	08/02/12
	03/29/05	4,284	2,856	13.853	03/29/15
	12/19/06	2,448	3,672	20.931	12/19/16
	12/18/07	1,530	6,120	13.461	12/18/17

David H. Gould, Jr.	11/14/05	4,080	-	17.324	01/22/093
	12/19/06	1,224	-	20.931	01/22/093

George D. Henderson	01/01/02	3,570	-	9.814	01/01/12
	08/02/02	9,792	-	7.549	08/02/12
	12/19/06	816	1,224	20.931	12/19/16
	12/18/07	1,224	4,896	13.461	12/18/17

William L. Kane	11/08/05	4,080	-	16.657	01/22/093
	12/19/06	1,224	-	20.931	01/22/093

(1)
The listed stock option grants were approved by the Board of Directors under the Company’s 1999 Stock Option Plan to each of the named executive officers listed.  The option exercise prices are based on the closing price of the Company’s stock listed on NASDAQ on the grant date.  These options were granted subject to a five-year ratable vesting schedule.

(2)	Pursuant to the terms of the option agreement, these options will expire on July 5, 2009 as a result of the officer’s termination of employment with the Company.
(3)	Pursuant to the terms of the option agreements, these options expired on January 22, 2009 as a result of the officer’s termination of employment with the Company.

There were no exercises of stock options made by the Company’s named executive officers during the last completed fiscal year.

Perquisites and Other Benefits

The Compensation Committee periodically reviews the perquisites and other benefits available to executive management.  As reflected in the Summary Compensation Table, the aggregate cost of these perquisites and other benefits was $560,741 in 2008, $121,967 in 2007 and $124,314 in 2006 for the named executive officers.  Included in the 2008 total are $225,566 to Mr. Gould and $229,667 to Mr. Kane for severance payments related to their termination of employment with the Company.  Included in the 2006 total are $13,950 to Mr. Welsh and $300 to Mr. Gould for director and advisory board member fees.  As previously noted, these amounts are no longer being paid as additional compensation to Company employees serving as members of the Board of Directors after 2006.  Also in 2006, Mr. Gould received $11,784 as a rental allowance to offset his costs of relocating first to Valdosta and then to Jacksonville.  Other elements more fully described below include 401(k) plan matching and profit-sharing contributions, stock purchase program matching contributions and other employee and medical benefits.  Finally, since routine business travel and mobile telecommunications access are often necessary, the Company provides senior management (including the named executive officers) with monthly auto and cell phone allowances to compensate them for their use of personal assets for business purposes.

As mentioned above, the Company offers a 401(k) plan to eligible employees (including the named executive officers).   The 401(k) plan allows participants to defer a portion of their compensation and provides that the Company may match a portion of the participants’ deferred compensation.  In 2007, the Company matched 75 cents for every dollar contributed by a participant up to an annual threshold equal to the lesser of 6% of each participant’s eligible compensation or the limit established by the Internal Revenue Service for 401(k) plans.  The plan also provides for non-elective and discretionary profit sharing contributions to be made by the Company at the sole discretion of the Board of Directors.  In the first quarter of 2007, approximately 3.5% of each participant’s eligible compensation was contributed as the discretionary profit sharing contributions for fiscal year 2006.  In the first quarter of 2008, approximately 3.0% of each participant’s eligible compensation was contributed as the discretionary profit sharing contributions for fiscal year 2007.  The Company did not contribute a discretionary profit sharing contribution for fiscal year 2008.

The Company also offers an Employee and Director Stock Purchase Program to eligible employees (including the named executive officers) and directors as a convenient means of purchasing for long term investment, and not for short term speculative gain, the common stock of the Company and thereby promote interest in the Company’s continuing success, growth and development.  The program allows for a participant to purchase up to a maximum of $2,000 per year of the Company’s common stock with the Company matching 50% of the participant’s purchase.

Executive management is also eligible to participate in the Company’s other benefit plans on the same terms as other employees.  These plans include paid vacation leave, medical and dental insurance, annual physical examinations, employee assistance programs, employee and dependant group term life insurance, and employee and spousal disability insurance.

Potential Payments Upon Termination or Change in Control

The Company has employment agreements with Mr. Welsh, Mr. Torbert, Mr. Fuller and Mr. Henderson.  The terms of these agreements regarding potential payments upon termination or a change in control of the Company are essentially the same.  The executive management team has helped to build the Company into the successful franchise that it is today, and the Compensation Committee believes that it is important to protect these officers in the event of a change in control.  Further, it is the Compensation Committee’s belief that the interests of stockholders will be best served if the interests of executive management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of shareholders.  In aggregate, the Compensation Committee believes these potential change in control benefits are acceptable, as they represent approximately 3% of the market value of the Company’s common stock.  The information provided by Clark Consulting in 2006 indicated that investment bankers expect such change in control benefits to amount to 3% to 5% of the value of a typical merger transaction in the banking industry.  In May of 2008, the Compensation Committee negotiated new employment agreements for the named executive officers to address “best practice” suggestions made by Clark Consulting and to adopt recent tax law changes.

For purposes of the benefits provided in the existing agreements, a change in control is deemed to occur, in general, if (i) a shareholder or group of shareholders (with certain exceptions provided) acquires 25% or more of the Company’s or the Bank’s common stock, (ii) during any period of up to two years, individuals who, at the beginning of such period, are directors of the Company or the Bank cease to constitute at least a majority of the board of directors thereof (with certain exceptions provided), or (iii) the stockholders of the Company or the Bank approve a merger or consolidation of the Company or the Bank with any other corporation other than a merger or consolidation (with certain exceptions provided) where at least 51% of the combined voting power of the surviving entity is controlled by the Company or the Company’s stockholders.

In the event of a change in control of the Company followed by a (i) reduction in the officers’ compensation, (ii) material change in the officers’ status, office, title or reporting requirements, (iii) failure by the Company to increase the officers’ salary in accordance with established procedures, or (iv) required relocation by the officers of more than 50 miles from the officers’ current office,  Mr. Welsh was entitled to receive severance benefits in a lump sum cash amount equal to two and 99/100 (2.99) times his average annual compensation for the five calendar years preceding the date of the change in control, plus a gross up for potential excise taxes imposed by the Internal Revenue Code Section 280G if applicable.  Mr. Torbert and Mr. Fuller will be entitled to receive severance benefits in a lump sum cash amount equal to two times each officers’ total annual compensation for the fiscal year under the employment agreement in which his compensation was the highest, plus a gross up for potential excise taxes imposed by the Internal Revenue Code Section 280G if applicable.  Mr. Henderson will be entitled to receive severance benefits in a lump sum cash amount equal to two times his average annual compensation for the five calendar years preceding the date of the change in control, plus a gross up for potential excise taxes imposed by the Internal Revenue Code Section 280G if applicable.  Further, on the occurrence of a change in control of the Company, any unvested stock options previously granted to Mr. Welsh, Mr. Torbert, Mr. Fuller and Mr. Henderson will be accelerated and fully vested.

In the event that any of these executive officers’ employment is terminated (i) by the Company other than for “cause” (such as a material breach of the employment agreement, gross negligence or willful misconduct by the officer), or (ii) due to the Company’s breach of the employment agreement, Mr. Welsh was entitled to receive severance benefits in a lump sum cash amount equal to two times his average annual compensation for the five calendar years preceding the date of termination.  Mr. Torbert and Mr. Fuller will be entitled to receive severance benefits in a lump sum cash amount equal to two times their base salary. Mr. Henderson will be entitled to receive severance benefits in a lump sum cash amount equal to his average annual compensation for the five calendar years preceding the date of termination.

The employment agreements restrict the officers from, among other things, (i) disclosing confidential information, (ii) competing with the Company or the Bank within a defined territory for 12 months following termination, and (iii) employing any former employee of the Company or the Bank for 12 months following the employee’s termination.

Mr. Welsh retired from the Company on April 6, 2009.  In connection with his retirement, Mr. Welsh will receive a one-time, lump sum payment of $730,000.  Mr. Gould and Mr. Kane terminated employment with the Company on October 24, 2008.  They received severance payments of $225,566 to Mr. Gould and $229,667 to Mr. Kane related to their termination of employment with the Company.

The following table summarizes in tabular form the potential post-employment payments due to the executive officers with employment agreements upon termination or a change in control of the Company assuming those events occurred on the last business day of the last fiscal year.

Potential Payments Upon Termination or Change in Control
As of December 31, 2008

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason 1	After Change in Control Termination w/o Cause or for Good Reason 2	Voluntary Termination	Death or Disability	Change in Control
		($)	($)	($)	($)	($)

M. Burke Welsh, Jr.	Contract termination payment	731,342	1,093,356	-	-	-
	Stock option vesting acceleration 3	4,878	4,787	-	4,787	4,787
	IRC Sec. 280G excise tax gross-up	-	219,629	-	-	-
	Gross-up to officer for excise tax and income tax on the gross-up 4	-	268,435	-	-	-

	Total	736,129	1,586,207	-	4,787	4,787

Donald J. Torbert, Jr.	Contract termination payment	345,560	605,616	-	-	-
	Stock option vesting acceleration 3	3,455	3,455	-	3,455	3,455
	IRC Sec. 280G excise tax gross-up	-	121,814	-	-	-
	Gross-up to officer for excise tax and income tax on the gross-up 4	-	148,884	-	-	-

	Total	349,015	879,769	-	3,455	3,455

R. Wesley Fuller	Contract termination payment	345,560	608,060	-	-	-
	Stock option vesting acceleration 3	3,455	3,455	-	3,455	3,455
	IRC Sec. 280G excise tax gross-up	-	122,303	-	-	-
	Gross-up to officer for excise tax and income tax on the gross-up 4	-	149,481	-	-	-

	Total	349,015	883,299	-	3,455	3,455

George D. Henderson	Contract termination payment	172,799	345,598	-	-	-
	Stock option vesting acceleration 3	2,239	2,239	-	2,239	2,239
	IRC Sec. 280G excise tax gross-up	-	-	-	-	-
	Gross-up to officer for excise tax and income tax on the gross-up 4	-	-	-	-	-

	Total	175,038	347,837	-	2,239	2,239

(1)	The Company’s contractual obligation for terminating an officer’s employment agreement before a change in control event without cause is payable as a lump sum payment within 30 days of termination.
(2)	The Company’s contractual obligation for terminating an officer's employment agreement after a change in control event without cause is payable as a lump sum payment within 30 days of termination.
(3)	Value is calculated using the safe harbor valuation method outlined in Internal Revenue Bulletin 2003-34 and a $4.40 stock price as of December 31, 2008.
(4)	Assuming a 35% individual income tax rate.

Director Compensation

For the 2007 fiscal year, the directors of the Company were paid director's fees of $750 per meeting of the full Board of Directors, $300 per director committee meeting and a $1,000 quarterly retainer.  In addition, non-employee directors were granted 2,000 stock options as a non-cash retainer fee on the first business day of the 2007 fiscal year.

Since January 2008, the directors of the Company have been paid director’s fees of $1,000 per meeting of the full Board of Directors, $750 per meeting of the Audit Committee and $400 per meeting of the Compensation Committee, Governance Committee and Nominating Committee.  In addition, non-employee directors will be paid a $10,000 annual retainer and were granted 2,000 stock options as a non-cash retainer fee on the first business day of the 2008 fiscal year.  The Company will also begin paying annual Chairman and Committee Chairman retainers as follows:  Chairman of the Board of Directors $5,000; Audit Committee Chairman $8,000; Compensation Committee Chairman $1,200; Governance Committee Chairman $300; and Nominating Committee Chairman $300.

The following table summarizes in tabular form the compensation awarded to, earned by, or paid to the Company’s directors other than Mr. Welsh, whose compensation for services rendered as a director are reported in the Executive Officer Summary Compensation Table, for the last completed fiscal year.

Director Compensation Table
For the Fiscal Year Ended December 31, 2008

Name	Fees Earned or Paid in Cash	Option Awards 1	All Other Compen-sation		Total
	($)	($)	($)		($)

R. Bradford Burnette	38,900	6,990	165,087	2	210,977
Walter W. Carroll, II	34,850	5,334	-		40,184
James L. Dewar, Jr.	33,050	10,450	25,000	3	68,500
James W. Godbee, Jr.	16,317	-	-		16,317
Michael H. Godwin	36,250	10,450	-		46,700
James B. Lanier, Jr.	34,600	10,450	-		45,050
John E. Mansfield, Jr.	34,950	7,108	-		42,058
Kennith D. McLeod	44,028	10,450	-		54,478
Douglas W. McNeill	37,550	7,118	-		44,668
Paul E. Parker	35,350	10,450	-		45,800
F. Ferrell Scruggs, Sr.	31,550	10,450	-		42,000
Joe P. Singletary, Jr.	34,450	10,450	-		44,900
David K. Williams	48,000	2,368	-		50,368

(1)
As an annual retainer, the nonemployee members of the Board of Directors of the Company are granted 2,000 stock options on the first business day of each year that they serve on the Board of Directors.  The values disclosed in the table represent the expense of grants made during 2008 and prior grants that vested in 2008 under the Company’s 1999 Stock Option Plan and in accordance with FAS 123(R) as reflected in the Company’s financial statements.  For further discussion and details regarding the accounting treatment and underlying assumptions relative to stock-based compensation, see Note 17, “Stock Plans and Stock-based Employee Compensation,” of the notes to Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The aggregate number of stock options outstanding for each director listed in the table as of December 31, 2008 follows: Mr. Burnette 23,460; Mr. Carroll 26,520; Mr. Dewar 28,560; Mr. Godbee 1,361; Mr. Godwin 12,240; Mr. Lanier 20,400; Mr. Mansfield 8,160; Mr. McLeod 8,976; Mr. McNeill 7,344; Mr. Parker 20,400; Mr. Scruggs 28,560; Mr. Singletary 28,560; and Mr. Williams 4,080.
(2)
The Company entered into a salary continuation agreement with Mr. Burnette while he was employed as an executive of the Company that would provide Mr. Burnette with $165,087 per year for 15 years commencing when Mr. Burnette turned age 65.  At December 31, 2008, the net present value of the remaining payments due to Mr. Burnette was $1,209,913 using a discount rate of 7.94%.

(3)
Includes $25,000 contributed by the Bank to Valdosta State University in 2008.  In 2005, the Board of Directors of the Bank authorized the Bank to pledge $500,000 to Valdosta State University in honor of Mr. Dewar’s parents, Mr. James L. Dewar, Sr., the founder of the Bank and the Company, and Mrs. Dorothy H. Dewar.  Mr. Dewar was not present during the deliberation and vote authorizing the pledge.  At December 31, 2008, a balance of $150,000 remained payable on the pledge.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s officers and directors, and persons who own 10% or more of the registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and 10% or more shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company during fiscal year 2008, all directors, officers and 10% shareholders complied with all Section 16(a) filing requirements, except:

•	a Form 4 for Mr. McNeill related to his purchase of 800 shares of our common stock on November 6, 2008 was inadvertently filed late. The Form 4 was subsequently filed on January 6, 2009.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the shares of the Company’s common stock owned as of March 31, 2009, (i) by each person who beneficially owned more than 5% of the shares of the Company’s common stock, (ii) by each of the Company’s directors, director nominees and named executive officers in the Summary Compensation Table, and (iii) by all of the Company’s directors, director nominees and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares		Percentage Ownership (2)
R. Bradford Burnette	122,108	(3)	1.25

Walter W. Carroll, II	106,417	(4)	1.09

Dewar Family, L.P.	1,659,310	(5)	16.92

James L. Dewar, Jr.	1,702,823	(6)	17.36

R. Wesley Fuller	41,406	(7)	*

James W. Godbee, Jr.	4,348		*

Michael H. Godwin	10,530	(8)	*

George D. Henderson	23,391	(9)	*

Thompson Kurrie, Jr.	21,157	(10)	*

James B. Lanier, Jr.	34,446	(11)	*

John E. Mansfield, Jr.	111,361	(12)	1.14

Kennith D. McLeod	111,107	(13)	1.13

Douglas W. McNeill	31,846	(14)	*

Paul E. Parker	53,320	(15)	*

F. Ferrell Scruggs, Sr.	102,710	(16)	1.05

Joe P. Singletary, Jr.	150,756	(17)	1.54

Nicole S. Stokes	2,337	(18)	*

Donald J. Torbert, Jr.	33,945	(19)	*

David K. Williams	3,094	(20)	*
All directors, director nominees and executive officers as a group (17 persons)	2,667,105		27.20
* Less than 1 percent.

__________________________

(1)
Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities owned by such person’s spouse, children or relatives living in the same household.  Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.  A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days.  For purposes of this table, we have not required that an option have an exercise price lower than the price of our common stock as of March 31, 2009 ($3.75) in order to qualify as a right to acquire the underlying stock into which it converts.  Unless otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been provided by the respective persons listed in the above table.

(2)
Based on 9,324,407 shares outstanding as of March 31, 2009 plus shares underlying outstanding stock options or warrants which are exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

(3)
Includes 5,878 shares held by Mr. Burnette’s wife and 6,642 shares held for Mr. Burnette’s minor grandchildren by Mr. Burnette’s wife as custodian.  Mr. Burnette disclaims beneficial ownership of those shares held by his wife.  Also includes 16,320 options exercisable within 60 days.

(4)	Includes 1,171 shares held by Mr. Carroll’s wife, of which shares Mr. Carroll disclaims beneficial ownership. Also includes 22,848 options exercisable within 60 days.
(5)	The Dewar Family, L.P. is a limited partnership and Mr. Dewar, Jr., is its general partner. The mailing address is P.O. Box 2985, Valdosta, Georgia 31604.
(6)
Includes 1,659,310 shares owned by the Dewar Family, L.P.  Mr. Dewar, Jr. is a general partner of the Dewar Family, L.P. and possesses the sole power to vote all shares owned by the limited partnership.  Also includes 24,480 options exercisable within 60 days and 6,486 shares held by Mr. Dewar, Jr.’s wife.  Includes 1,020 shares held by Mr. Dewar, Jr.’s wife and stepchildren.  Mr. Dewar, Jr. disclaims beneficial ownership of the shares held by his wife and those held by his wife and stepchildren.  Mr. Dewar, Jr.’s mailing address is P. O. Box 2295, Valdosta, Georgia 31604.

(7)	Includes 21,318 options exercisable within 60 days. Also includes 236 shares held by Mr. Fuller’s minor children, over which shares Mr. Fuller has custodial power.
(8)	Includes 8,160 options exercisable within 60 days.
(9)	Includes 479 shares held by Mr. Henderson’s son, of which Mr. Henderson disclaims beneficial ownership. Also includes 15,402 options exercisable within 60 days.
(10)	Includes 18,360 options exercisable within 60 days.
(11)	Includes 16,320 options exercisable within 60 days.
(12)
Includes 98,461 shares held in a family partnership of which Mr. Mansfield has sole voting power.  Also, includes 4,080 options exercisable within 60 days and 1,582 shares held by Mr. Mansfield’s minor children over which shares Mr. Mansfield has custodial power.

(13)	Includes 33,782 shares held by Mr. McLeod’s wife of which shares Mr. McLeod disclaims beneficial ownership. Also includes 4,896 options exercisable within 60 days.
(14)	Includes 3,264 options exercisable within 60 days.
(15)	Includes 16,320 options exercisable within 60 days.
(16)
Includes 16,440 shares held by Mr. Scruggs’ wife, of which shares Mr. Scruggs disclaims beneficial ownership and 14,619 shares held by a family limited partnership.  Also includes 24,480 options exercisable within 60 days.

(17)
Includes 18,955 shares held by Mr. Singletary’s wife, of which shares Mr. Singletary disclaims beneficial ownership.  Includes 8,513 shares owned by Sing Bros., Inc., of which Mr. Singletary is the President, and 3,427 shares owned by Tripo, Inc., of which Mr. Singletary is also the President.  Also includes 24,480 options exercisable within 60 days.

18)	Includes 2,243 options exercisable within 60 days.
(19)	Includes 27,072 options exercisable within 60 days.
(20)	Includes 816 options exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of the officers, directors and shareholders of the Company and the Bank, and affiliates of such persons, have from time to time engaged in banking transactions with the Bank.  Such persons are expected to continue these transactions in the future.  Any loans or other extensions of credit made by the Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features.  At December 31, 2008, loans outstanding to officers, directors, director nominees and shareholders of the Company named in this Proxy Statement and their affiliates amounted to an aggregate of $37,948,775.

In 2005, the Board of Directors of the Bank authorized the Bank to pledge $500,000 to Valdosta State University in honor of Mr. James L. Dewar, Sr., the founder of the Bank and the Company, and Mrs. Dorothy H. Dewar.  Mr. and Mrs. Dewar are the parents of James L. Dewar, Jr.  Mr. Dewar was not present during the deliberation and vote authorizing the pledge.  During 2008, the Bank contributed $25,000 towards satisfying the pledge.  At December 31, 2008, a balance of $150,000 remained on the pledge.

All related party transactions set forth above were subject to review by management and required approval by the Audit Committee or the disinterested directors of the Company. We believe that the terms for all of these related party transactions are at least as favorable as those that could be obtained from a third party.  All future related party transactions will require approval by the Audit Committee for potential conflict of interest situations, as permitted under NASDAQ Listing  Rule 5630(h).  The term "related party transaction" is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S
PROXY STATEMENT

Proposals of shareholders intended to be presented at the Company’s 2010 Annual Meeting of Shareholders must be received at the Company’s principal executive offices by January 26, 2010 in order to be eligible for inclusion in the Company’s Proxy Statement and form of proxy for that meeting.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR’S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2010 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company:  (i) receives notice of the proposal before the close of business on April 11, 2010, and advises shareholders in the 2010 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on April 11, 2010.  Notices of intention to present proposals at the 2010 Annual Meeting of Shareholders should be addressed to Denise McKenzie, Secretary, PAB Bankshares, Inc., P.O. Box 3460, Valdosta, Georgia 31604-3460.

REPORTS

Copies of the Company’s 2008 Annual Report to Shareholders, Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ended March 31, 2009, which includes the Company’s audited financial statements for the year ended December 31, 2008, are being mailed to all shareholders together with this Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov.  Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference Items 7, 7A, 8 and 9 from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by the Form 10-K/A filed on April 30, 2009, and Items 1, 2 and 3 from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 and any other items in that Quarterly Report expressly updating the above referenced items from our Annual Report on Form 10-K.

This proxy statement incorporates important business and financial information about the Company from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement by accessing the “Investor Relations” section of our website, www.pabbankshares.com and from the SEC at its website, www.sec.gov or by requesting them in writing to Denise McKenzie, Secretary, PAB Bankshares, Inc., P.O. Box 3460, Valdosta, Georgia 31604-3460. If so requested, we will provide a copy of the incorporated filings by first class mail or equally prompt means within one business day of our receipt of your request.

Annex A

PAB Bankshares, Inc.

Contingent Convertible Perpetual Non-Cumulative Series A Preferred Stock Designation

The following sections set forth the powers, rights and preferences, and the qualifications, limitations, and restrictions of the Contingent Convertible Perpetual Non-Cumulative Series A Preferred Stock of PAB Bankshares, Inc. (the “Company”).

DESIGNATION

Section 1.  Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Contingent Convertible Perpetual Non-Cumulative Series A Preferred Stock” (the “Series A Preferred Stock”). The number of shares constituting such series shall be 30,000. The stated par value of the Series A Preferred Stock shall be no par value per share, and the liquidation preference of the Series A Preferred Stock shall be $1,000 per share.

Section 2.  Ranking. The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the common stock, no par value per share, of the Company (the “Common Stock”) and each other class or series of capital stock of the Company outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3.  Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a)           “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

(b)           “Articles of Amendment” means the Articles of Amendment of the Company dated _____________, 2009.

(c)           “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as amended.

(d)           “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

(e)           “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in Valdosta, Georgia are generally required or authorized by law to be closed.

(f)           “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on The NASDAQ Global Select Market on such date. If the Common Stock is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

Annex A

For purposes of this Series A Preferred Stock Designation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(g)            “Common Stock” has the meaning set forth in Section 2.

(h)            “Company” has the meaning set forth in the preamble.

(i)             “Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

(j)             “Conversion Date” means the Business Day following the date on which the Stockholders’ Meeting is held and Stockholder Approvals are obtained.

(k)            “Conversion Price” means for each share of Series A Preferred Stock, $3.00; provided that the foregoing shall be subject to adjustment or limitation as set forth herein.

(l)             “Dividend Payment Date” has the meaning set forth in Section 4(b).

(m)           “Dividend Period” has the meaning set forth in Section 4(b).

(n)            “Dividend Rate” has the meaning set forth in Section 4(c).

(o)            “Effective Date” means the date on which shares of the Series A Preferred Stock are first issued.

(p)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(q)            “Exchange Property” has the meaning set forth in Section 11(a).

(r)            “Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Company, Transfer Agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

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(s)            “Investment Agreements” means the Investment Agreements related to the purchase of the Series A Preferred Stock, as may be amended from time to time, between the Company and Purchasers.

(t)             “Junior Securities” has the meaning set forth in Section 2.

(u)            “Liquidation Preference” means, as to the Series A Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).

(v)            “Mandatory Conversion” has the meaning set forth in Section 8(a).

(w)           “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(x)            “Officer” means the Chief Executive Officer, the Chief Operating Officer, any Executive Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(y)            “Parity Securities” has the meaning set forth in Section 2.

(z)            “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(aa)          “Purchasers” means each Person that is a party to an Investment Agreement, but not including the Company.

(bb)         “Record Date” has the meaning set forth in Section 4(b).

(cc)          “Reorganization Event” has the meaning set forth in Section 11(a).

(dd)         “Securities” has the meaning set forth in the Investment Agreement.

(ee)          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(ff)            “Series A Preferred Stock” has the meaning set forth in Section 1.

(gg)          “Series A Preferred Stock Designation” means this Convertible Perpetual Non-Cumulative Series A Preferred Stock Designation.

(hh)          “Stockholder Approvals” means all stockholder approvals necessary to approve the conversion of the Series A Preferred Stock into, and exercise of Warrants for, Common Stock, for purposes of NASDAQ Listing Rule 5635(d).  For the avoidance of doubt, the Stockholder Approvals shall be deemed to be obtained for the purposes of this Series A Preferred Stock Designation only if all of the foregoing approvals shall have been obtained.

(ii)            “Stockholders’ Meeting” means the meeting of stockholders of the Company at which the Stockholder Approvals are considered and voted upon.

(jj)            “Trading Day” means a day on which the shares of Common Stock:

(i)          are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

3

Annex A

(ii)         have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(kk)           “Transfer Agent” means Registrar and Transfer Company acting as transfer agent, registrar and paying agent for the Series A Preferred Stock, and its successors and assigns.

(ll)           “Warrants” means the warrants issued to Purchasers upon the conversion of the Series A Preferred Stock.

Section 4.  Dividends.

(a)           From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors, cash dividends, out of funds legally available therefor.

(b)           Dividends will be payable quarterly in arrears on the last day of January, April, July and October, commencing after the Effective Date; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that next succeeding day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which Dividends are payable a “Dividend Payment Date”).  The period from and including the Effective Date or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”).  The record date for payment of dividends on the Series A Preferred Stock will be the 15th day of the calendar month immediately preceding the month during which the Dividend Payment Date falls (each, a “Record Date”).

(c)           The dividend rate on each share of Series A Preferred Stock shall be equal to 8.00% per annum from the Effective Date until December 31, 2009 and 16.00% per annum thereafter (the “Dividend Rate”).  The amount of dividends payable will be computed on the basis of a 360-day year of twelve 30-day months.

(d)           Dividends on the Series A Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series A Preferred Stock for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Company will have no obligation to pay a dividend for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series A Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(e)           The Company shall not declare or pay or set apart for payment dividends on any Parity Securities unless the Company has declared and paid, or set apart for payment, dividends on the Series A Preferred Stock for the most recent Dividend Period ending on or before the dividend payment date of such Parity Securities, ratably with dividends on such Parity Securities, in proportion to the respective amounts of (A) the full amount of dividends payable on the Series A Preferred Stock for such Dividend Period and (B) the accumulated and unpaid dividends, or the full amount of dividends payable for the most recent dividend period in the case of non-cumulative Parity Securities, on such Parity Securities.

(f)           If full quarterly dividends payable on all outstanding shares of the Series A Preferred Stock for any Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

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(g)           If the Conversion Date is prior to the Record Date for any declared dividend for a Dividend Period or the payment of any dividend on the Common Stock, as applicable, the Holders will not have the right to receive any corresponding dividends on the Series A Preferred Stock. If the Conversion Date is after the Record Date for any such dividend and prior to the payment date for that dividend, each Holder shall receive that dividend on the relevant payment date if the Holder was the Holder of record on the Record Date for that dividend.

Section 5.  Liquidation.

(a)           In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of the Liquidation Preference per share of Series A Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders shall be entitled to participate in all further distributions of the remaining assets of the Company as if each share of Series A Preferred Stock had been converted into Common Stock in accordance with the terms hereof immediately prior to such liquidating distributions.

(b)           In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, the Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)           The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.  Maturity. The Series A Preferred Stock shall be perpetual unless converted in accordance with this Series A Preferred Stock Designation.

Section 7.  Redemptions.

(a)           The Company, at its option, may redeem, in whole at any time or in part from time to time, and subject to the receipt of the prior approval of the Board of Governors of the Federal Reserve, the shares of Series A Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share equal to 100% of the Liquidation Preference, together (except as otherwise provided herein) with an amount equal to any dividends that have been declared but not paid prior to the redemption date.  The redemption price for any shares of Series A Preferred Stock shall be payable in cash on the redemption date to the Holder upon surrender of the certificate(s) evidencing such shares to the Company or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

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Annex A

(b)           The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders will have no right to require redemption of any shares of Series A Preferred Stock.

(c)           Notice of every redemption of shares of Series A Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Company.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock to be so redeemed except as to the Holder to whom the Company has failed to give such notice or except as to the Holder to whom notice was defective.  Notwithstanding the foregoing, if the Series A Preferred Stock or any depositary shares representing interests in the Series A Preferred Stock are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the Holders at such time and in any manner permitted by such facility.  Each such notice given to a Holder shall state:  (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of shares to be redeemed from such Holder; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for shares are to be surrendered for payment of the redemption price.

(d)           In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata.  If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the Holder thereof.

(e)           If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Company defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest.  Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the Holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares.  Shares of outstanding Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into another series of preferred stock, shall be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.

Section 8.  Conversion Rights.

(a)           Effective as of the Business Day following the date on which the Stockholders’ Meeting is held and Stockholder Approvals are obtained, each share of Series A Preferred Stock that remains outstanding shall automatically convert into shares of Common Stock (“Mandatory Conversion”).

(b)           The number of shares of Common Stock into which a share of Series A Preferred Stock shall be convertible shall be determined by dividing the Liquidation Preference by the Conversion Price (subject to the conversion procedures of Section 9 and the limitations on ownership set forth in Section 8(c)) plus cash in lieu of fractional shares in accordance with Section 13 hereof.

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Annex A

(c)           Notwithstanding anything to the contrary contained in this Series A Preferred Stock Designation, the Purchaser will not be entitled to receive shares of Common Stock upon conversion of the Series A Preferred Stock to the extent (but only to the extent) that such receipt would cause such Purchaser to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of Common Stock outstanding at such time. Any purported delivery of shares of Common Stock upon conversion of Series A Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Purchaser becoming the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time; provided, however, that if prior to such conversion such Purchaser was, directly or indirectly, a beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time, such Purchaser will be entitled to receive shares of Common Stock upon the conversion of the Series A Preferred Stock.

Section 9.  Conversion Procedures.

(a)           In the event of Mandatory Conversion, the Company shall provide notice of such conversion to each Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(i)           the Conversion Date; and

(ii)           the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock; and the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for issuance of certificates representing shares of Common Stock.

(b)           Effective immediately prior to the close of business on the Conversion Date, dividends shall no longer be declared on the converted shares of Series A Preferred Stock and the shares of Series A Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holders to receive any declared and unpaid dividends or other distribution pursuant to Section 8 or Section 9 hereof, as applicable.

(c)           No allowance or adjustment shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Conversion Date. Prior to the close of business on the Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series A Preferred Stock shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series A Preferred Stock.

(d)           Shares of Series A Preferred Stock duly converted in accordance with this Series A Preferred Stock Designation, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock; provided, however, that the Company shall not take any such action if such action would reduce the authorized number of shares of Series A Preferred Stock below the number of shares of Series A Preferred Stock then outstanding.

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Annex A

(e)           The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities and the owners of such cash or other property as of the close of business on the Conversion Date. In the event that the Holders shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series A Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Company.

(f)           On the Conversion Date, certificates representing shares of Common Stock shall be issued and delivered to the Holders and such Holders’ designee upon presentation and surrender of the certificate evidencing the Series A Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10.  Anti-Dilution Adjustments. If the Company at any time after the filing of the Articles of Amendment subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon conversion of the Series A Preferred Stock will be proportionately increased. If the Company at any time after the filing of the Articles of Amendment combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon conversion of the Series A Preferred Stock will be proportionately decreased.

Section 11.   Reorganization Events.

(a)           In the event of:

(i)          any consolidation, merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii)         any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii)        any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv)        any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition); (any such event specified in this Section 11(a), a “Reorganization Event”);

each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than the counterparty to the Reorganization Event or an Affiliate of such other party) of the number of shares of Common Stock into which each share of Series A Preferred Stock would then be convertible (assuming the Stockholders’ Meeting has been held) (such securities, cash and other property, the “Exchange Property”).

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Annex A

(b)           In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series A Preferred Stock in accordance with Section 8 shall be determined based upon the Conversion Price in effect on the Conversion Date.

(c)           The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of this Section 11 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)           The Company (or any successor) shall, within 20 days after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

Section 12.  Voting Rights. The Holders will not have any voting rights except voting rights, if any, required by law.

Section 13.  Fractional Shares.

(a)           No fractional shares of Common Stock will be issued as a result of the conversion of shares of Series A Preferred Stock.

(b)           In lieu of any fractional share of Common Stock otherwise issuable in respect of the conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

(c)           If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

Section 14.  Reservation of Common Stock.

(a)           After the Stockholders’ Meeting has been held, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in this Series A Preferred Stock Designation, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)           Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

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(c)           All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non−assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d)           Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)           The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series A Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the conversion of Series A Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15.  Transfer Agent and Conversion Agent. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 16.  Repurchase of Junior Securities. For so long as the Stockholders’ Meeting shall not have been held, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other similar acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors of consultants or in connection with a dividend reinvestment or stockholder purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

Section 17.  Replacement Certificates.

(a)           If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b)           If physical certificates are issued, the Company shall not be required to issue any certificates representing the Series A Preferred Stock on or after the Conversion Date. In place of the delivery of a replacement certificate following the Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series A Preferred Stock formerly evidenced by the certificate.

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Section 18.  Miscellaneous.

(a)           All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Series A Preferred Stock Designation) with postage prepaid, addressed: (i) if to the Company, to its office at 3250 North Valdosta Road, Valdosta, Georgia 31602, Attention: Donald J. “Jay” Torbert, (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Company (which may include the records of any transfer agent for the Series A Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Company or any such Holder or holder, as the case may be, shall have designated by notice similarly given.

(b)           The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(c)           No share of Series A Preferred stock shall have any rights of preemption whatsoever pursuant to this Series A Preferred Stock Designation as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

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Annex B

FORM OF WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED HEREIN.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THIS INSTRUMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THIS INSTRUMENT WILL BE VOID.

WARRANT
to purchase
[______________]
Shares of Common Stock of

PAB BANKSHARES, INC.

No. [___]	Issue Date: [__________]

1.              Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning ascribed to it in the Investment Agreement.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked.  If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers.  The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser.  If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding upon the Company and the Warrantholder.  The costs of conducting any Appraisal Procedure shall be borne by the Company.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

Annex B

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of Georgia generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” has the meaning ascribed to it in the Investment Agreement.

“Company” means PAB Bankshares, Inc., a Georgia corporation.

“conversion” has the meaning set forth in Section 13(B).

“convertible securities” has the meaning set forth in Section 13(B).

“CPP” has the meaning ascribed to it in the Investment Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $3.75.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.  For so long as the Warrantholder holds this Warrant or any portion thereof, it may object in writing to the Board of Director’s calculation of fair market value within 10 days of receipt of written notice thereof.  If the Warrantholder and the Company are unable to agree on fair market value during the 10-day period following the delivery of the Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Warrantholder’s objection.

“Governmental Entities” has the meaning ascribed to it in the Investment Agreement.

“Initial Number” has the meaning set forth in Section 13(B).

“Investment Agreement” means the Investment Agreement, dated as of __________, 2009, as may be amended from time to time, between the Company and Warrantholder.

“Issue Date” means ______ __, 20__.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose.  “Market Price” shall be determined without reference to after hours or extended hours trading.  If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder.  For the purposes of determining the Market Price of the Common Stock on the "trading day" preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the NASDAQ Stock Market or such other national securities exchange on which the Common Stock is listed or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

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Annex B

“Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time).

“Permitted Transactions” has the meaning set forth in Section 13(B).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Per Share Fair Market Value” has the meaning set forth in Section 13(C).

 “Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding.  The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

 “SEC” means the U.S. Securities and Exchange Commission.

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Annex B

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“U.S. GAAP” means United States generally accepted accounting principles.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant, issued pursuant to the Investment Agreement.

2.              Number of Shares; Exercise Price.  This certifies that, for value received, [INSERT NAME OF PURCHASER] or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up to [________] fully paid and nonassessable shares of Common Stock at a purchase price per share of Common Stock equal to the Exercise Price.  The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.             Exercise of Warrant; Term.  Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., Eastern time on the seventh anniversary of the Issue Date (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at 3250 North Valdosta Road, Valdosta, Georgia 31602 (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased:

(i)  by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3, or

(ii)  by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

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Annex B

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.  Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

4.           Issuance of Shares; Authorization; Listing.  Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant.  The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith).  The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date.  The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time.  The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance.  The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5.             No Fractional Shares or Scrip.  No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant.  In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

6.             No Rights as Stockholders; Transfer Books.  This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof.  The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.             Charges, Taxes and Expenses.  Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

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Annex B

8.             Restrictions on Transfer.  Warrantholder will not transfer, sell, assign or otherwise dispose of (“Transfer ”) this Warrant or any portion thereof, except as follows (but subject to the additional limitations set forth in Section 2.3(g) of the Investment Agreement):

(i) if Warrantholder is a partnership, corporation, limited liability company or other entity, transfers to (A) any Affiliate of Warrantholder under common control with Warrantholder’s ultimate parent, general partner or investment advisor (any such transferee shall be included in the term “Warrantholder”) or (B) any limited partner or shareholder of Warrantholder, but in each case only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Warrant; or

(ii) if Warrantholder is an individual, transfers by will or the laws of descent, in which case this Warrant is only exercisable by the Warrantholder’s legal representative upon presenting evidence of authority to act on behalf of the Warrantholder’s estate acceptable to the Company.

9.             Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares.  The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant.  This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11.           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12.           Rule 144 Information.  The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Investment Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC.  Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13.           Adjustments and Other Rights.  The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

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Annex B

(A)           Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B)           Certain Issuances of Common Shares or Convertible Securities.  Until the third anniversary of the Issue Date, if the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions (as defined below) or a transaction to which subsection (A) of this Section 13 is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(A)  the number of Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Company outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or convert) and (B) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such date and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and

(B)  the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (A) above.

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Annex B

For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Company or its affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable financial institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the Issue Date. Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance.

(C)           Other Distributions.  In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 13(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.  In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend.  In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D)           Certain Repurchases of Common Stock.  In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 13(D).

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Annex B

(E)           Business Combinations.  In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph.  In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

(F)           Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(G)           Timing of Issuance of Additional Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H)           Other Events.  For so long as the Warrantholder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.  The Exercise Price or the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

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Annex B

(I)           Statement Regarding Adjustments.  Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J)           Notice of Adjustment Event.  In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K)           Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(L)           Adjustment Rules.  Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur.  If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14.           Exchange.  At any time following the date on which the shares of Common Stock of the Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with any Business Combination), the Warrantholder may cause the Company to exchange all or a portion of this Warrant for an economic interest (to be determined by the Board of Directors) of the Company classified as permanent equity under U.S. GAAP having a value equal to the Fair Market Value of the portion of the Warrant so exchanged.

10

Annex B

15.           No Impairment.  The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

16.           Governing Law.  This Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of Georgia applicable to contracts made and to be performed entirely within such State.  Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the Southern District of Georgia for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 20 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof.  To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

17.           Binding Effect.  This Warrant shall be binding upon any successors or assigns of the Company.

18.           Amendments.  This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

19.           Prohibited Actions.  The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

20.           Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth in Section 6.6 of the Investment Agreement, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

21.           Entire Agreement.  This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

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11

Annex B

[Form of Notice of Exercise]

Date: _________

TO:	PAB BANKSHARES, INC.
Attention: [______________]
3250 North Valdosta Road
Valdosta, Georgia 31602

RE:           Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant.  The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below.  A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock______________________

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(i) of the
Warrant or cash exercise pursuant to Section 3(ii) of the Warrant, with consent of the Company and the Warrantholder):________________________

Aggregate Exercise Price:                                                                ________________________

Holder:
By:
Name:
Title:

Annex B

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: _______________

COMPANY: PAB BANKSHARES, INC.

By:
Name:
Title:

Attest:

By:
Name:

PAB BANKSHARES, INC.
PROXY FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Is Solicited on Behalf of the Board of Directors of PAB Bankshares, Inc.

The undersigned shareholder hereby appoints Donald J. Torbert, Jr. and R. Wesley Fuller, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of PAB Bankshares, Inc. (the "Company") held of record by the undersigned on April 24, 2009, at the Annual Meeting of Shareholders (the "2009 Annual Meeting") to be held at the Company's offices located at 3250 North Valdosta Road, Valdosta, Georgia, 31602, on Tuesday, June 23, 2009, at 10:00 a.m., local time, or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

1.
The proposal to elect the following individuals (the "Nominees") to serve as members of the Company's Board of Directors until the time specified and until their successors are duly elected and qualified: Walter W. Carroll, II, James L. Dewar, Jr., Thompson Kurrie, Jr. and John E. Mansfield, Jr. to serve as members of the Company's Board of Directors until the 2012 Annual Meeting of Shareholders of the Company.

Nominees:	Walter W. Carroll, II, James L. Dewar, Jr., Thompson Kurrie, Jr. and John E. Mansfield, Jr.

☐ FOR all Nominees listed above	☐FOR ALL EXCEPT	☐WITHHOLD authority to vote for all Nominees

Instructions:  To withhold authority to vote for any individual Nominee, mark “FOR ALL EXCEPT” and write that Nominee's name in the space provided below.

2.	To approve the issuance of Common Stock upon conversion of the Series A Preferred Stock and Series B Preferred Stock and upon exercise of the Warrants.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The proposal to ratify the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors for the fiscal year 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the 2009 Annual Meeting or any adjournment or postponement thereof.

This Proxy revokes all prior proxies with respect to the 2009 Annual Meeting and may be revoked prior to its exercise.  No proposal is conditioned on or related to any other proposal.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, FOR THE APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE SERIES A AND SERIES B PREFERRED STOCK AND UPON EXERCISE OF THE WARRANTS REFERENCED IN PROPOSAL 2, FOR THE RATIFICATION OF AUDITORS NAMED IN PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE FIRST MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

DATED:
Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

Signature (if held jointly)

NOTE:  If stock is held in the name of two or more persons, all must sign.  When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.